UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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TESLA, INC.

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TESLA

Delivered
**10+ million** vehicles

Deployed
**130+ GWh** of energy storage

Launched
**Vision-only Robotaxi** in U.S.

Readied
**V3 Optimus** for mass-production

> The most likely outcome is an age of Amazing Abundance, where anyone can have anything they can think of... This is a message of optimism and excitement about the future.
>
> Elon Musk

TESLA

Letter to Shareholders

Dear Fellow Shareholders,
2026 has been a year of investment and progress for Tesla. We continued solidifying our foundation by strengthening our core vehicle, energy and services businesses as we build the infrastructure for our next phase of growth.
We also moved closer to a future of autonomous transportation and real-world super intelligence (“SI”). This year, we began producing Cybercab at Gigafactory Texas and expanded our Robotaxi service to more U.S. cities. FSD (Supervised) usage grew exponentially as we continued to gain users and expand into new markets. We surpassed over 10 million vehicles delivered, and the Model Y remains on track to be the best-selling vehicle this year of any kind, globally, as we achieved record deliveries in countries around the world. We launched the Tesla Semi, which will revolutionize the trucking industry, and unveiled the long-awaited Next Gen Roadster. We also made progress in energy generation and storage, with record deployments out of Megafactory Shanghai and production of the new Megapack 3 at our Megafactory in Texas. As SI infrastructure demand increases, energy storage will be critical to expand capacity from the existing grid.
At the same time, we continued developing the products and investing in the infrastructure required to provide them at scale, including building our Semi factory in Nevada and the first production lines for Optimus, and additional data center capacity to train our SI systems. Our recent investments in battery and chip manufacturing, including our Terafab initiative, will help secure the supply of critical components enabling us to offer products affordably on a mass market basis so that humanity may benefit. We remain focused on managing costs and maintaining the financial strength to support our ambitious long-term goals.
We have accomplished a great deal, but we are still at the early stages of what we believe Tesla can become. Our employees’ innovation, hard work and dedication are essential to realizing that potential and creating lasting value for you, our shareholders. Your confidence in Tesla means a great deal to us, and we take the trust of our shareholders seriously. We listen to you, as your voices and votes help shape our governance and our future. And, as a Board, we want to continue hearing from as many of you as possible.
That includes retail investors, who face technological barriers to traditional voting. As a result, Tesla recently pioneered the creation of user-friendly practical tools to empower the voices of retail shareholders, which provide a no-fee, investor-directed voting process similar to those currently available to institutional investors. And because we believe all retail voices should be heard across the capital markets, we have made sure the framework supporting enrollment into voluntary retail voting programs would not only be available to Tesla, but to all public companies.

As we look ahead, we have the building blocks, vision and team necessary to achieve our bold yet worthwhile objectives. I am honored to serve on the Board alongside Elon Musk and JB Straubel, two technological visionaries whose leadership has helped make Tesla what it is today. The three of us are grateful to have been nominated to serve for another term on the Board of this extraordinary company. We understand that a steady and experienced hand during this time of rapid technological change is essential to Tesla’s success. Therefore, your vote is critical to maintaining that leadership, and I ask you to vote FOR our re-election to the Board so we can continue guiding Tesla through our next phase of growth.
We have transformed numerous industries before, ranging from electric vehicles to battery storage systems. We could not be more excited to do it again, as we bring SI into the physical world. The best is yet to come.
Thank you for your continued support of Tesla.
Very truly yours,
Robyn Denholm
Chair of the Board

Notice of 2026 Annual Meeting of Shareholders
TO BE HELD ON DECEMBER 3, 2026
Dear Tesla Shareholders:
Tesla, Inc. (the “Company,” “Tesla,” “we,” “us” or “our”) is pleased to inform you that our 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) will be held on December 3, 2026, at 3:00 p.m. Central Time, both virtually via the Internet at http://www.virtualshareholdermeeting.com/TSLA2026 and in person for a limited number of shareholders at Tesla’s Gigafactory Texas located at 1 Tesla Road, Austin, Texas 78725, which is our principal executive office. For your convenience, we will also webcast the 2026 Annual Meeting live via the Internet at www.tesla.com/2026shareholdermeeting. The agenda of the 2026 Annual Meeting will be the following items of business, which are more fully described in this proxy statement:

December 3, 2026, 3:00 p.m. Central Time	Gigafactory Texas 1 Tesla Road Austin, Texas 78725	Virtually: http://www.virtualshareholdermeeting.com/TSLA2026

Agenda Item	Tesla Proposals	Board Vote Recommendation
1. A Tesla proposal to elect three Class I directors to serve for a term of three years, or until their respective successors are duly elected and qualified (“Proposal One”).		“FOR EACH COMPANY NOMINEE”
2. A Tesla proposal for a non-binding advisory vote approving 2025 executive compensation (“Proposal Two”).		“FOR”

3.
A Tesla proposal for the ratification of the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal Three”).

“FOR”
All shareholders as of the close of business on October 13, 2026 are cordially invited to attend the 2026 Annual Meeting virtually via the Internet at http://virtualshareholdermeeting.com/TSLA2026. We will also accommodate a limited number of shareholders in person at Gigafactory Texas.
We are providing our proxy materials to our shareholders over the Internet. This reduces our environmental impact and our costs, while ensuring our shareholders have timely access to this important information. Accordingly, shareholders of record at the close of business on October 13, 2026 will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) with details on accessing these materials. Beneficial owners of Tesla common stock at the close of business on October 13, 2026 will receive separate notices on behalf of their brokers, banks or other intermediaries through which they hold shares.

Your vote is very important. Whether or not you plan to attend the 2026 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2026 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability or the notice you receive from your broker, bank or other intermediary.

Thank you for your ongoing support of Tesla.
Elon Musk	Robyn Denholm

Proxy Statement for 2026 Annual Meeting of Shareholders

1	Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on December 3, 2026
3	Investor Outreach and Engagement
7	Proposal One — Tesla Proposal to Elect Three Class I Directors
7	General
7	Nominees for Class I Directors
8	Information Regarding the Board and Director Nominees
19	Proposal Two — Tesla Proposal for a Non-Binding Advisory Vote Approving 2025 Executive Compensation
19	Background on Required Advisory Vote on Executive Compensation for Prior Fiscal Year
19	Summary of the 2025 Executive Compensation Program
21	Proposed Resolution
22
Proposal Three — Tesla Proposal for the Ratification of the Appointment of PricewaterhouseCoopers LLP as Tesla’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

22	General
22	Principal Accounting Fees and Services
22	Pre-Approval of Audit and Non-Audit Services
24	Corporate Governance
24	Succession Planning
24	Director Education
24	Code of Business Ethics and Corporate Governance Guidelines
25	Director Independence
25	Board Leadership Structure
26	Board Role in Risk Oversight
27	Board Meetings and Committees
32	Compensation Committee Interlocks and Insider Participation
32	Process and Considerations for Nominating Board Candidates
33	Attendance at Annual Meetings of Shareholders by the Board
33	Stock Transactions
34	Contacting the Board
35	Executive Officers
36	Executive Compensation for Fiscal Year 2025
36	Compensation Discussion and Analysis
49	Compensation Committee Report
50	2025 Summary Compensation Table
50	2025 Pay Versus Performance
57	Grants of Plan-Based Awards in 2025
57	Outstanding Equity Awards at 2025 Fiscal Year-End
59	2025 Option Exercises and Stock Vested
59	Potential Payments Upon Termination or Change in Control as of December 31, 2025
59	2025 Pay Ratio Disclosure
61	Compensation of Directors
63	Pledging of Shares
64	Equity Compensation Plan Information
65	Certain Relationships and Related Person Transactions
65	Review of Related Person Transactions
65	Related Person Transactions
66	Other Transactions
67	Delinquent Section 16(a) Reports
68	Ownership of Securities
70	Audit-Related Matters
73	Other Matters
74	Questions and Answers About the 2026 Annual Meeting and Procedural Matters

Frequently Requested Information
3	Investor Outreach and Engagement
5	Our Board’s Commitment to Governance
9	Key Skills
24	Succession Planning
25	Director Independence
26	Board Role in Risk Oversight
27	Commitment of Our Directors
34	Stock Ownership by the Board and Management
59	2025 Pay Ratio Disclosure
63	Pledging of Shares
65	Related Person Transactions
84	Who Can Help Answer My Questions on Voting?

TESLA, INC.
1 Tesla Road
Austin, Texas 78725
Proxy Statement
For 2026 Annual Meeting of Shareholders
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on December 3, 2026
The proxy statement and annual report are available at www.proxyvote.com.
In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials over the Internet to our shareholders rather than in paper form, which reduces the environmental impact of our annual meeting and our costs.
Accordingly, if you are a shareholder of record, a one-page Notice of Internet Availability has been mailed to you on or about October 19, 2026. Shareholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timelier manner, save us the cost of printing and mailing documents to you and conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.
If you are a beneficial owner, you will not receive a Notice of Internet Availability directly from us, but your broker, bank or other intermediary will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.
Please refer to the question entitled “What is the difference between holding shares as a shareholder of record and as a beneficial owner?” under “Questions and Answers About the 2026 Annual Meeting and Procedural Matters” below for important details regarding different forms of stock ownership. Please refer to the question entitled “Who can help answer my questions?” under “Questions and Answers About the 2026 Annual Meeting and Procedural Matters” below if you have any questions or require assistance with voting your shares.
References in this proxy statement to “super intelligence” or “SI” refer to the technologies and activities that we previously described as “artificial intelligence” or “AI”.
Forward-Looking Statements
The discussions in this proxy statement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting our current expectations that involve risks and uncertainties.
The words “anticipates,” “believes,” “continues,” “strives,” “could,” “design,” “drive,” “estimates,” “expects,” “future,” “goals,” “intends,” “likely,” “may,” “plans,” “potential,” “seek,” “sets,” “shall,” “should,” “spearheads,” “spurring,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make.

2026 Proxy Statement   1

These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, those risks (i) set forth in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and (ii) that are otherwise described or updated from time to time in our other filings with the SEC. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. We do not assume any obligation to update any forward-looking statements.

2   2026 Proxy Statement

Investor Outreach and Engagement
Our Approach
Our unique business requires a unique approach to corporate governance, and our mission requires a long-term focus that we believe will ultimately maximize value to our employees and our shareholders. Governance at Tesla is thoughtfully designed to drive the cornerstone of good corporate governance: generating shareholder returns. Our corporate governance structure has facilitated several key decisions which have set Tesla up to achieve long-term success and our mission in building a world of amazing abundance.
Some examples include our decisions to:
•
Develop and launch Tesla’s first fleet of fully autonomous Robotaxis in June 2025 — marking a historic milestone as our vehicles carried passengers without human drivers for the first time, and allowing us to transition to a service-driven business model, capitalizing on our super intelligence (“SI”) investments and scalable mobility infrastructure;

•
Launch Cybercab in September 2026, deploying fully autonomous vehicles without steering wheels or pedals in our Robotaxi fleet;

•
Apply our SI learnings from self-driving to Bots, such as through Optimus, our general-purpose autonomous humanoid robot;

•
Unveil the Next Gen Roadster in October 2026, demonstrating the strength of our engineering capabilities;

•
Build Gigafactory Nevada, the largest lithium-ion battery factory in the world at the time, so that we can scale most effectively;

•
Expand into energy generation and storage through the acquisition of SolarCity Corporation (“SolarCity”) in 2016 to create a vertically integrated sustainable energy company and empower individual consumers to be their own utility;

•
Manufacture all-electric vehicles from the ground up rather than being a mere supplier of EV components;

•
Revolutionize the vehicle buying and ownership experience by establishing an international network of our stores, service centers and Supercharger stations, despite regulatory hurdles and the significant capital outlay required to do so;

•
Shift from linear assembly lines to parallel modular construction with the revolutionary “unboxed” process that we are developing to dramatically reduce production time, factory footprint and cost;

•
Deploy FSD (Supervised) incrementally, resulting in over 15 billion cumulative miles driven with FSD (Supervised) to date and establishing it as the leading autonomy solution;

•
Move away from the industry’s use of LiDAR in favor of our camera-only perception system, consistent with our approach to developing scalable, built-in autonomy;

•
Expand our manufacturing capabilities to include semiconductor fabrication, beginning with our Austin Fab, to help ensure sufficient and resilient chip supply for our products; and

•
Build strategic relationships to support future efforts to scale SI-enabled products.

We are able to make these and other similar bold and visionary decisions that have led to tremendous value creation because of our corporate governance structure. Ultimately, decisions like these are what differentiate Tesla from other companies. Moreover, these decisions contribute to our mission of building a world of amazing abundance. For more information on our mission and product ecosystem, please refer to our 2025 Impact Report, which is available at https://www.tesla.com/impact.

2026 Proxy Statement   3

Year-Round Engagement
Our Board of Directors (the “Board”) continuously evaluates our corporate governance structure, practices and policies and weighs stakeholder feedback.
Our Board believes that hearing shareholder and stakeholder perspectives is a critical component of our Company’s success. Our Board oversees the Company’s regular engagement with our shareholders and is committed to being responsive. The Board maintains an active, year-round dialogue with our shareholders so that the Board and Company management can identify and consider the issues that matter most to our shareholders. This includes focused one-on-one meetings between our Board and institutional shareholders throughout the year that are designed to give shareholders an opportunity to better understand our strategy and governance, and allow our directors to become better informed about our shareholders’ views and concerns. We pursue multiple avenues for shareholder engagement, including by holding video and teleconference meetings with our shareholders, and issuing periodic reports on our activities.
In 2025, we engaged with shareholders in a variety of ways, including by:
•
Hosting 70 total investor visits (including factory tours, FSD (Supervised) test drives and investor relations meetings);

•
Hosting an average of 100 investor calls per quarter;

•
Attending 5 investor conferences (meeting over 100 investors at each); and

•
Hosting over 85 meetings (in-person and virtual) in preparation for the Annual Meeting of Shareholders in 2025 (the “2025 Annual Meeting”), connecting top shareholders with our Board and/or our investor relations or legal teams.

In 2025 and throughout 2026, we similarly offered multiple avenues for receiving feedback from our retail shareholders, including through direct outreach from the Company, events we hosted such as our Model S/X sunset and Roadster events, and our Shareholder Platform discussed below. Additionally, we keep shareholders up to date about the Company and our upcoming events through our Shareholder Platform. Please see “Investor Outreach and Engagement — Shareholder Platform” below for more information about this initiative.
Board Responsiveness
Through the Board’s engagement program discussed above, we have received, and continue to periodically receive, helpful input regarding a number of shareholder-related matters. Moreover, members of the Board and management from time to time seek input from our investors when considering important corporate actions, including our consideration of, and responses to, shareholder proposals that involve corporate governance and alignment with shareholder interests. We have taken a number of actions in recent years to remain responsive, including, without limitation:
•
Engaging directly with shareholders through over 85 meetings in connection with our 2025 Annual Meeting and 84 in-person and virtual meetings in preparation for our Annual Meeting of Shareholders in 2024 (“2024 Annual Meeting”);

•
Updating our Corporate Governance Guidelines and Audit Committee Charter in 2025 to expressly address the Board’s and the Audit Committee’s respective oversight responsibilities relating to SI;

•
Progressively adding directors who are independent under the requirements of The Nasdaq Stock Market LLC (“Nasdaq”) and bring additional viewpoints and key skills in different areas as we evolve, including Joe Gebbia in 2022, JB Straubel in 2023 and Jack Hartung in 2025;

•
Repeatedly inviting our shareholders to vote on management proposals regarding certain governance-focused initiatives in response to shareholder proposals, including management proposals to eliminate applicable supermajority voting requirements, the most recent of which failed to pass at our 2025 Annual Meeting despite a shareholder participation rate on that proposal of 73.6%;

4   2026 Proxy Statement

•
Working extensively with the staff of the SEC’s Division of Corporation Finance on a legal framework for voluntary retail voting programs that provide retail investors with a more user-friendly way to have their shares voted, while collaborating with proxy voting service providers to enhance the underlying technology. After months of discussions, we obtained a no-action letter from the SEC staff that makes this legal and technological framework available to Tesla and every other public company seeking to give retail investors practical tools to empower their voices;

•
Prioritizing shareholder participation through our extensive outreach and engagement efforts, which helped achieve a shareholder participation rate of approximately 74% at our 2025 Annual Meeting, up from 72% at our 2024 Annual Meeting and one of our highest rates to date;

•
Following passage of the proposal at the Annual Meeting of Shareholders in 2022 relating to proxy access, meeting with key shareholders to discuss their views and formulate a framework to address the proposal, after which the Board voted to amend the bylaws of the Company to enable proxy access, in such a manner as to reflect such shareholder views;

•
Hosting Investor Day in March 2023, at which Tesla leaders presented on key areas important to our success, affording shareholders more detailed assessments of the performance, achievements, growth opportunities and areas of focus for our businesses, and addressing shareholder feedback requesting greater visibility into our business leaders and roadmap;

•
Amending our pledging policy to (i) cap the aggregate loan or investment amount that can be collateralized by the pledged stock of our CEO to the lesser of $3.5 billion and twenty-five percent (25%) of the total value of the pledged stock, and (ii) lower the percentage used to calculate (other than in the case of pledging permitted by the 2025 CEO Performance Award and the Implementation Agreement, each as defined below and as discussed herein) the maximum loan or investment amount borrowable by directors and officers (other than our CEO) based on the total value of such director’s or officer’s pledged stock from 25% to 15%;

•
Enhancing our proxy statement disclosures, including with respect to our corporate governance approach, succession planning, risk oversight, Committee engagement and director skills; and

•
Publishing an Impact Report annually since 2019, where, in response to stakeholder and shareholder feedback, we have continued to provide disclosures on the culture we have built at Tesla, how we engage and aim to retain our employees, progress we are making on driving the sustainability of our business, the efficiency and safety of our products and how we manage risks in the supply chain, among many other topics. Information contained on, or accessible through, our website and in our Impact Report, or any other website or document, is not incorporated in, and is not part of, this proxy statement or any other report or filing we make with the SEC.

Our Board’s Commitment to Governance
Our Board believes in maintaining shareholder confidence through, among other things, demonstrating its responsiveness to shareholder feedback and its commitment to corporate governance. As a recent example of our Board’s responsiveness to shareholders, in 2025, our Board directed management to put forward a proposal to eliminate the supermajority voting requirements in our certificate of formation and bylaws.
In recent years, our Board has repeatedly asked shareholders to vote on binding resolutions to amend our certificate of formation or certificate of incorporation, as applicable, and our bylaws, in each case as in effect from time to time, to reduce director terms and/or to eliminate supermajority voting requirements. However, such amendments have failed to pass each time that the Board proposed them.
Initially, these votes failed due to low shareholder attendance at our annual meetings. As a result, beginning in 2022, we took active steps in an effort to further increase the participation rate of our retail investors through the development of our Shareholder Platform (discussed below), outreach campaigns, direct mailings, one-on-one engagements and through social media channels. The Board determined that, once total shareholder participation reached at least 65% at a shareholder meeting, it would again propose amendments to Tesla’s certificate of formation and bylaws to

2026 Proxy Statement   5

eliminate supermajority voting requirements, as we disclosed in the proxy materials distributed in connection with our Annual Meeting of Shareholders in 2023 (“2023 Annual Meeting”) and 2024 Annual Meeting. In advance of our 2024 Annual Meeting and 2025 Annual Meeting, to further support shareholder participation, we continued to expand our extensive outreach campaigns. Across those campaigns, we conducted, in the aggregate, over 170 meetings and other direct engagements with shareholders. At the 2024 Annual Meeting, our shareholder participation rate surpassed the 65% threshold, and the Board immediately fulfilled its commitment by directing management to put forward a proposal to eliminate the supermajority voting requirements in our certificate of formation and bylaws. We achieved a shareholder participation rate of 73.6% on this proposal at our 2025 Annual Meeting through our shareholder engagement efforts. However, notwithstanding achieving one of our highest shareholder participation rates, our 2025 management proposal to eliminate the supermajority voting requirements in our certificate of formation and bylaws received the support of approximately 39.4% of our total outstanding shares entitled to vote, failing to pass the standard required to approve the proposal. In light of these voting results, the Board determined not to repropose a binding declassification proposal or a binding proposal to eliminate the supermajority voting requirements at this time, but continues to welcome shareholder feedback on this topic through our engagement sessions. Furthermore, as previously discussed, the Board is consistently listening and receptive to taking further governance actions when appropriate.
At the same time, we will continue our efforts to further increase retail investor participation rates, including through our voluntary retail voting program (see the question entitled “What is the Voluntary Retail Voting Program?” under “Questions and Answers About the 2026 Annual Meeting and Procedural Matters” below for additional details), and an active communications campaign via our Shareholder Platform and social media channels encouraging retail shareholders to vote their shares.
Shareholder Platform
In 2022, building on our efforts to enhance engagement among our retail shareholder base, Tesla launched our Shareholder Platform. Any Tesla shareholder, regardless of the size of their holdings, is not only able to sign up to stay informed about investor-related topics such as quarterly filings and event announcements, but also is eligible for selection to participate in in-person Tesla events such as our Cybercab launch event, Model S/X sunset event, the “We, Robot” event, Tesla Semi launch event, Investor Day and Cybertruck delivery event. Tesla has one of the largest retail shareholder bases of any public company. Our retail shareholders are incredibly engaged and tend to have a very strong understanding of the Company, and are an important base of feedback for our management and the Board. We will continue to build the system to maximize depth of engagement and reach. Our goal is for every retail shareholder who wants to engage with the Company to have a meaningful framework for interaction through the Shareholder Platform.
Widely-Accessible Hybrid Annual Shareholder Meetings
Beginning in 2020, we have conducted our annual meetings both in person and online through a live webcast and online shareholder tools. Our online format opens up engagement to all shareholders, regardless of the amount of stock owned or geography, and allows our substantial retail shareholder population to hear directly from our Board and management, as well as to submit questions online. At the same time, due to investor feedback and interest, we continue to also host our meetings in person, so shareholders have the opportunity to engage with our Board and management in person. Due to demand to attend the 2026 Annual Meeting in person, we will hold a lottery to fairly allocate the ability to attend the 2026 Annual Meeting in person. Please see the question entitled “Can I attend the 2026 Annual Meeting?” under “Questions and Answers About the 2026 Annual Meeting and Procedural Matters” below for additional details.

6   2026 Proxy Statement

Tesla Proposals
Proposal One
Tesla Proposal to Elect Three Class I Directors
General
Tesla’s Board currently consists of nine members who are divided into three classes with staggered three-year terms. Our bylaws permit the Board to establish by resolution the authorized number of directors, and nine directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. The Board and the Nominating and Corporate Governance Committee evaluate the optimal size and composition of the Board on an ongoing basis, taking into account the operations and responsibilities of the Board and the expertise and experience of its membership.
Nominees for Class I Directors
Three candidates have been nominated for election as Class I directors at the 2026 Annual Meeting, each for a three-year term.
Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Elon Musk, Robyn Denholm and JB Straubel for election as Class I directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the Nominating and Corporate Governance Committee to the conclusion that he or she should be elected or continue to serve as a director follows each of the director and nominee biographies.
If you are a shareholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Musk and Straubel and Ms. Denholm. Each of Messrs. Musk and Straubel and Ms. Denholm has accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2026 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or over the Internet. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other intermediary, that organization will leave your shares unvoted on this matter.

The Board recommends a vote FOR the Tesla proposal to elect Elon Musk, Robyn Denholm and JB Straubel.

2026 Proxy Statement   7

Information Regarding the Board and Director Nominees
The names of the members of the Board and Tesla’s director nominees, their respective ages, their positions with Tesla and other biographical information as of October 19, 2026, are set forth below. Except for Messrs. Elon Musk (“Mr. Musk”), our Chief Executive Officer and a director, and Kimbal Musk (“Mr. Kimbal Musk”), a director, who are brothers, there are no other family relationships among any of our directors or executive officers.
As discussed above in “Proposal One — Tesla Proposal to Elect Three Class I Directors,” our Board is divided into three classes, as set forth in the chart below.
Class I Directors	Class II Directors	Class III Directors
Robyn Denholm (Chair)	James Murdoch	Ira Ehrenpreis
JB Straubel	Kimbal Musk	Joe Gebbia
Elon Musk	Jack Hartung	Kathleen Wilson-Thompson

In addition to serving on the Board, some of our directors also serve on the Board’s Committees, as set forth in the chart below.
Name	Chair of the Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Disclosure Controls Committee
Elon Musk
Robyn Denholm
Ira Ehrenpreis
Joe Gebbia
Jack Hartung
James Murdoch
Kimbal Musk
JB Straubel
Kathleen Wilson-Thompson

8   2026 Proxy Statement

In 2025, Tesla updated our Corporate Governance Guidelines to clarify that Board members are expected to invest the time and effort necessary to understand and oversee the implementation of the Company’s business and financial strategies, including, without limitation, in areas such as sustainability and SI. For more information on our approach to sustainability and commitment to SI and product safety, please refer to the Product and Safety, Supply Chain and Environment sections of our 2025 Impact Report.

2026 Proxy Statement   9

Director Bios

ELON MUSK Age: 55 Director Since: 2004 Term of Office: Expires in 2026

Impact
As our Chief Executive Officer, one of our founders and our largest shareholder, Mr. Musk brings historical knowledge, operational and technical expertise and continuity to the Board. Mr. Musk guided Tesla from an early-stage startup, through its IPO in 2010, to transformative growth into one of the most valuable companies in the world. Mr. Musk’s leadership and unique vision to build the world’s next generation of sustainable and accessible innovation has played a key role in our mission to build a world of amazing abundance.
Career Highlights
Mr. Musk is the Technoking of Tesla and has served as our Chief Executive Officer since October 2008. Mr. Musk has also served as Chief Executive Officer, Chief Technical Officer and Chairman of Space Exploration Technologies Corporation, a company which develops and launches advanced rockets and spacecraft (“SpaceX”), since May 2002 and served as Chairman of the Board of SolarCity Corporation, a solar installation company (“SolarCity”), from July 2006 until its acquisition by us in November 2016. He has served as Chief Technology Officer and on the Board of X Corp., a social media company (“X”), since October 2022, and has served as the Chief Executive Officer and on the Board of X.AI Corp., an artificial intelligence company (“xAI”), since March 2023, in each case through the March 2025 merger of X and xAI. Following the March 2025 merger of X and xAI, he served as the President, Treasurer and Chief Executive Officer and on the board of directors of X.AI Holdings Corp. (“xAI Holdings”), which later became a subsidiary of SpaceX in February 2026. Mr. Musk is also a founder of The Boring Company (“TBC”), an infrastructure company, and Neuralink Corp., a company focused on developing brain-machine interfaces, where he serves as the Chief Executive Officer. Prior to SpaceX, Mr. Musk co-founded PayPal, an electronic payment system, which was acquired by eBay in October 2002, and Zip2 Corporation, a provider of Internet enterprise software and services, which was acquired by Compaq in March 1999. Mr. Musk also served on the board of directors of Endeavor Group Holdings, Inc. from April 2021 to June 2022.
Mr. Musk holds a B.A. in Physics from the University of Pennsylvania and a B.S. in Business from the Wharton School of the University of Pennsylvania.

10   2026 Proxy Statement

ROBYN DENHOLM
Age: 63
Director Since: 2014
Term of Office: Expires in 2026

Committee Membership
•
Audit (Chair)

•
Compensation

•
Nominating and Corporate Governance

•
Disclosure Controls (Chair)

Impact
Ms. Denholm brings nearly 30 years of executive leadership experience at both NYSE and Nasdaq listed companies, including significant risk management, financial and accounting expertise, as well as technology leadership experience. Ms. Denholm has extensive knowledge of both the automotive and technology industries, including serving as the Chief Financial Officer and Chief Operations Officer of two technology companies.
Career Highlights
Ms. Denholm has been Chair of the Board since November 2018. In January 2021, Ms. Denholm joined Blackbird Ventures (“Blackbird”), a venture capital firm, as an Operating Partner, where she works with the founders of later-stage technology companies. In 2024, she transitioned to a role on Blackbird’s board of directors. Ms. Denholm actively champions the Australian technology sector and was the Inaugural Chair of the Technology Council of Australia, and a board member until February 2026. She also sits on the board of three Australian-founded private technology companies. In 2025, Ms. Denholm chaired the Australian government’s Strategic Examination of Research and Development, which published the Ambitious Australia report in 2026. She also founded TreeArc Investment Group in 2021, with a mission to invest in ventures that deliver a positive impact. The firm’s investment portfolio spans environmental, venture capital and community-focused investments, and includes majority ownership in two professional basketball teams, the Sydney Kings and Sydney Flames, and majority ownership of the Women’s National Basketball League in Australia. From January 2017 through June 2019, Ms. Denholm was with Telstra Corporation Limited, a telecommunications company (“Telstra”), where she served as Chief Financial Officer and Head of Strategy from October 2018 through June 2019, and Chief Operations Officer from January 2017 to October 2018. Prior to Telstra, from August 2007 to July 2016, Ms. Denholm was with Juniper Networks, Inc., a manufacturer of networking equipment, serving in executive roles including Executive Vice President, Chief Financial Officer and Chief Operations Officer. Prior to joining Juniper Networks, Ms. Denholm served in various executive roles at Sun Microsystems, Inc. from January 1996 to August 2007. Ms. Denholm also served at Toyota Motor Corporation Australia for seven years and at Arthur Andersen & Company for five years in various finance assignments. Ms. Denholm previously served as a director of ABB Ltd. Ms. Denholm is a Fellow of the Institute of Chartered Accountants of Australia/New Zealand, a member of the Australian Institute of Company Directors, and holds a Bachelor’s degree in Economics from the University of Sydney and a Master’s degree in Commerce and a Doctor of Business Administration (honoris causa) from the University of New South Wales.

2026 Proxy Statement   11

IRA EHRENPREIS Age: 57 Director Since: 2007 Term of Office: Expires in 2028 Committee Membership • Compensation (Chair) • Nominating and Corporate Governance (Chair)

Impact
Mr. Ehrenpreis is an acknowledged leader in the energy, technology, impact and venture capital industries, where he serves on several industry boards, and brings valuable insights in corporate governance, strategic growth and shareholder values. Mr. Ehrenpreis’ tenure on Tesla’s Board also provides the Company with stability and experience as it navigates through different challenges.
Career Highlights
Mr. Ehrenpreis has been a venture capitalist since 1996. He is a founder and managing member of DBL Partners, a leading impact investing venture capital firm formed in 2015. Previously, he led the Energy Innovation practice at Technology Partners. Mr. Ehrenpreis has served on the board and Executive Committee, including as Annual Meeting Chairman of the National Venture Capital Association (NVCA). Mr. Ehrenpreis currently serves as the Chairman of the VCNetwork, the largest and most active California venture capital organization, and as the President of the Western Association of Venture Capitalists (WAVC), the oldest venture capital organization in California. Mr. Ehrenpreis is also deeply involved in the energy technology sector. He currently serves on the National Renewable Energy Laboratory (NREL) Advisory Council, the University of Texas at Austin Energy Institute Advisory Board, and the Stanford Precourt Institute for Energy Advisory Council, and has served on the advisory boards of many industry groups, including the American Council on Renewable Energy, the Cleantech Venture Network (Past Chairman of Advisory Board) and the Stanford Global Climate and Energy Project (GCEP). He was also Chairman of the Clean-Tech Investor Summit for nine years. Mr. Ehrenpreis served for years as the Chairman of the Silicon Valley Innovation & Entrepreneurship Forum (SVIEF) and on the Advisory Board of the Forum for Women Entrepreneurs (FWE). Mr. Ehrenpreis is an inductee of the International Green Industry Hall of Fame. In 2018, the National Venture Capital Association awarded Mr. Ehrenpreis with the industry’s “Outstanding Service Award” for career contributions to the venture capital industry. In 2023, the Japan Society of Northern California honored Mr. Ehrenpreis with its 2023 Visionary Award for his “Pioneering Leadership in Impact Investing and the Global Sustainability Community.” Mr. Ehrenpreis was awarded the 2018 NACD Directorship 100 for his influential leadership in the boardroom and corporate governance community. Mr. Ehrenpreis has served on the board of directors of SpaceX since February 2026. Mr. Ehrenpreis holds a B.A. from the University of California, Los Angeles and a J.D. and M.B.A. from Stanford University.

12   2026 Proxy Statement

JOE GEBBIA Age: 45 Director Since: 2022 Term of Office: Expires in 2028 Committee Membership • Audit

Impact
Mr. Gebbia has valuable experience derived from founding and leading a global public company. The Board benefits from his entrepreneurial background, as well as his experience in design, innovation, brand development and management of complex regulatory environments.
Career Highlights
Mr. Gebbia co-founded Airbnb, Inc. in 2008 and has served on Airbnb’s board of directors since 2009. In 2022, Mr. Gebbia launched Samara, which produces fully customized, factory-made homes designed to create rental income, house family members, support work from home, or be bundled together to form new types of housing communities. Mr. Gebbia received dual degrees in Graphic Design and Industrial Design from the Rhode Island School of Design. In August 2025, Mr. Gebbia was named the U.S.’s first Chief Design Officer and now spearheads the new National Design Studio to work on a Presidential initiative called “America by Design” to modernize the digital interfaces that serve everyday citizens. Mr. Gebbia is a sought-after speaker on design and entrepreneurship. He was named to the Texas Business Hall of Fame, and across his career, his work has been seen in thousands of press articles worldwide, including personal distinctions such as Inc. Magazine’s Thirty-under-Thirty, Fortune’s Forty-under-Forty, and one of Fast Company’s Most Creative People.

2026 Proxy Statement   13

JACK HARTUNG Age: 69 Director Since: 2025 Term of Office: Expires in 2027 Committee Membership • Audit

Impact
Mr. Hartung brings a proven track record of executive leadership, with experience overseeing financial and reporting functions at multiple public companies. Mr. Hartung also provides valuable experience in the areas of business transformation and customer engagement.
Career Highlights
Mr. Hartung most recently served as a senior advisor at Chipotle Mexican Grill, Inc. (“Chipotle”) until his retirement in March 2026, and was President and Chief Strategy Officer of Chipotle from October 2024 to May 2025. Mr. Hartung joined Chipotle in 2002 and held various roles, including Chief Financial and Administrative Officer, where he was responsible for all finance and accounting functions as well as supply chain, strategy, real estate and development, and safety and asset protection. Prior to Chipotle, he spent 18 years at McDonald’s Corp., where he held a variety of management positions, most recently as Vice President and Chief Financial Officer of its Partner Brands Group. Mr. Hartung has served on the boards of directors of The Honest Company, Inc. since May 2022, Portillo’s Inc. since January 2025, and Wonder Group, Inc. since May 2026. He has also served on the board of ZocDoc, Inc. since January 2022. Mr. Hartung has a Bachelor of Science degree in Accounting and Economics and an MBA from Illinois State University and is a Certified Public Accountant and Certified Management Accountant (both not currently practicing).

14   2026 Proxy Statement

JAMES MURDOCH Age: 53 Director Since: 2017 Term of Office: Expires in 2027 Committee Membership • Audit • Nominating and Corporate Governance • Disclosure Controls

Impact
Mr. Murdoch brings to the Board his decades of executive and board experience across numerous companies. Tesla’s Board benefits from his extensive knowledge of international markets and strategies and experience with the adoption of new technologies.
Career Highlights
Mr. Murdoch has been the Chief Executive Officer of Lupa Systems, a private holding company that he founded, since March 2019. Previously, Mr. Murdoch held a number of leadership roles at Twenty-First Century Fox, Inc., a media company (“21CF”), over two decades, including its Chief Executive Officer from 2015 to March 2019, its Co-Chief Operating Officer from 2014 to 2015, its Deputy Chief Operating Officer and Chairman and Chief Executive Officer, International from 2011 to 2014 and its Chairman and Chief Executive, Europe and Asia from 2007 to 2011. Previously, he served as the Chief Executive Officer of Sky plc from 2003 to 2007, and as the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of 21CF, from 2000 to 2003. Mr. Murdoch formerly served on the board of News Corporation from 2013 to 2020. In addition, he has served on the boards of 21CF, Sky plc, GlaxoSmithKline plc and Sotheby’s.

2026 Proxy Statement   15

KIMBAL MUSK Age: 54 Director Since: 2004 Term of Office: Expires in 2027

Impact
Mr. Kimbal Musk has extensive senior leadership business experience in the technology, retail and consumer markets, and a robust understanding of mission-driven ventures. Mr. Kimbal Musk also provides valuable expertise based on his experience on the Tesla Board and is able to apply his unique understanding of the business to the strategy and execution of the Company.
Career Highlights
Mr. Kimbal Musk is co-founder and Executive Chairman of The Kitchen Restaurant Group, a growing family of businesses with the goal of providing all Americans with access to real food that was founded in 2004. From 2010 to 2025, Mr. Kimbal Musk was the Executive Director of Big Green (formerly The Kitchen Community), a non-profit organization that creates learning gardens in schools across the United States. Mr. Kimbal Musk also co-founded Square Roots, an urban farming company growing fresh, local greens in climate-controlled, AI-equipped shipping containers, in 2016, and serves as its Chairman. In 2022, Mr. Kimbal Musk founded Nova Sky Stories, with a mission to empower producers and artists to bring art to the skies with drone light shows, and serves as its Chief Executive Officer. Previously, Mr. Kimbal Musk was a co-founder of Zip2 Corporation, a provider of Internet enterprise software and services, which was acquired by Compaq in March 1999. In 2006, Mr. Kimbal Musk became CEO of OneRiot, a real-time search engine that was acquired by Walmart in 2011. In addition, Mr. Kimbal Musk has served on the boards of SpaceX and Chipotle. Mr. Kimbal Musk holds a B. Comm. in Business from Queen’s University and is a graduate of The French Culinary Institute in New York City.

16   2026 Proxy Statement

JB STRAUBEL Age: 50 Director Since: 2023 Term of Office: Expires in 2026

Impact
As a co-founder and one of the key members of Tesla’s leadership team for over a decade, Mr. Straubel brings extensive operational experience and in-house knowledge of Tesla’s technology, research and development and business management. Mr. Straubel also provides valuable expertise in the areas of cleantech and batteries.
Career Highlights
Mr. Straubel is the Founder and Chief Executive Officer of Redwood Materials Inc., a Nevada-based company (“Redwood”) working to drive down the costs and environmental footprint of lithium-ion batteries by offering large-scale sources of domestic anode and cathode materials produced from recycled batteries. Mr. Straubel also co-founded and served as the Chief Technology Officer of Tesla from May 2005 to July 2019. Mr. Straubel previously served on the board of SolarCity and as a member of its Nominating and Corporate Governance Committee from August 2006 until its acquisition by Tesla in November 2016. Mr. Straubel has served on the board of directors of Crusoe since September 2026, and QuantumScape from 2020 to 2026. Mr. Straubel holds a B.S. in Energy Systems Engineering and an M.S. in Engineering, with an emphasis on energy conversion, from Stanford University.

2026 Proxy Statement   17

KATHLEEN WILSON-THOMPSON Age: 69 Director Since: 2018 Term of Office: Expires in 2028 Committee Membership • Compensation • Nominating and Corporate Governance • Disclosure Controls

Impact
Ms. Wilson-Thompson brings extensive executive and board experience at both consumer-focused and industrial companies. In addition, her expertise in managing human resources, employment law and other operations at mature companies with large workforces provides the Board with valuable insight and advice for workforce management and relations as Tesla continues to expand.
Career Highlights
Ms. Wilson-Thompson served as Executive Vice President and Global Chief Human Resources Officer of Walgreens Boots Alliance, Inc. (“Walgreens”), a global pharmacy and wellbeing company, from December 2014 until her retirement in January 2021, and previously served as Senior Vice President and Chief Human Resources Officer from January 2010 to December 2014 at Walgreens. Prior to Walgreens, Ms. Wilson-Thompson held various legal and operational roles at The Kellogg Company, a food manufacturing company, from January 1991 to December 2009, including most recently as its Senior Vice President, Global Human Resources. Ms. Wilson-Thompson has served on the board of directors of Wolverine World Wide, Inc. since May 2021 and McKesson Corporation since January 2022. She has also served on the board of directors of Health Care Service Corporation since October 2024. Ms. Wilson-Thompson holds an A.B. in English Literature from the University of Michigan and a J.D. and LL.M. (Corporate and Finance Law) from Wayne State University.

Additional Information
On October 16, 2018, the U.S. District Court for the Southern District of New York (the “New York Court”) entered a final judgment approving the terms of a settlement filed with the New York Court on September 29, 2018, in connection with the actions taken by the SEC relating to Mr. Musk’s August 7, 2018 Twitter (now known as X) post that he was considering taking Tesla private. On April 26, 2019, this settlement was amended to clarify certain of its terms, which amendment was subsequently approved by the New York Court. Mr. Musk did not admit to or deny any of the SEC’s allegations, and there is no restriction on Mr. Musk’s ability to serve as an officer or director on the Board.
On April 3, 2026, in Pampena v. Musk, the U.S. District Court for the Northern District of California entered a partial judgment against Mr. Musk in his personal capacity only in favor of lead plaintiffs on behalf of themselves and a class of investors who sold certain Twitter, Inc. equity securities between May 13 and October 4, 2022. The judgment is based on a jury verdict rendered on March 20, 2026 that found (i) in favor of plaintiffs on claims alleging that Mr. Musk violated Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5(b) thereunder in connection with two statements made by Mr. Musk in May 2022, and (ii) in favor of Mr. Musk on claims challenging a third statement and alleging a “scheme to defraud” under Rules 10b-5(a) and (c). On July 6, 2026, the court entered an order granting Mr. Musk’s motion for judgment as a matter of law as to one of the two statements for which lead plaintiffs had obtained the jury verdict in their favor and denying the remainder of Mr. Musk’s motion. On July 30, 2026, Mr. Musk filed a notice of appeal to the United States Court of Appeals for the Ninth Circuit, which appeal remains pending. The partial judgment remains subject to that appeal and any subsequent proceedings. The claims in this case all concern Mr. Musk’s then-pending potential purchase of Twitter, Inc.
See “Corporate Governance” and “Executive Compensation for Fiscal Year 2025 — Compensation of Directors” below for additional information regarding the Board.

18   2026 Proxy Statement

Proposal Two
Tesla Proposal for a Non-Binding Advisory Vote Approving 2025 Executive Compensation
Background on Required Advisory Vote on Executive Compensation for Prior Fiscal Year
Pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are asking our shareholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) for our prior completed fiscal year, 2025, as disclosed in accordance with the SEC’s rules in the “Executive Compensation for Fiscal Year 2025” section of this proxy statement on page 36 through page 64 below. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to weigh in on our NEOs’ 2025 compensation as a whole. This vote is not intended to address any specific item of compensation for 2025 or any specific NEO, but rather the overall compensation of all of our NEOs for 2025 and the philosophy, policies and practices for our NEOs’ compensation in 2025 described in this proxy statement. We currently include this advisory vote on an annual basis.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices for future NEO compensation, which the Compensation Committee will be able to consider when determining future executive compensation. The Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against our NEOs’ 2025 compensation as disclosed in the section of this proxy statement titled “Executive Compensation for Fiscal Year 2025” (on page 36 through page 64 below), we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Summary of the 2025 Executive Compensation Program
The following is a summary of some of the key points of our 2025 executive compensation program that are subject to this proposal:
•
Tesla continued to emphasize structuring compensation incentives to reward our NEOs based on performance.

•
Equity awards weighed heavily in our NEOs’ total compensation, including awards that vest upon the achievement of clear and measurable milestones. Since these awards increase in value as our stock price increases (and in the case of stock option awards, have no value unless our stock price increases following their grant), our NEOs’ incentives were closely aligned with the long-term interests of our shareholders. From 2020 to 2025, equity awards granted to our NEOs (other than our Chief Executive Officer) had primarily been in the form of stock options: Xiaotong (Tom) Zhu, our Senior Vice President, APAC and Global Vehicle Manufacturing, received 100% of his equity award in the form of stock option awards upon his promotion to such role in 2023, and Vaibhav Taneja, our Chief Financial Officer, received approximately 80% of his equity award in the form of stock options in 2024, following the 2024 review of our compensation programs and in consideration of his promotion in August 2023 to the role of Chief Financial Officer. As a result, a significant portion of our NEOs’ total compensation was entirely at risk, depending on long-term stock price performance. The 2025 CEO Performance Award, while granted in the form of restricted stock, has elements that also provide that Mr. Musk receives no value unless our stock price increases following grant.

2026 Proxy Statement   19

•
Tesla had no cash bonus program for any of our NEOs and generally did not provide any perquisites or tax reimbursements to our NEOs not available to other employees. No NEO currently has any severance or change of control arrangement, other than certain terminations of employment and change of control provisions in the 2025 CEO Performance Award and the Implementation Agreement as described in “Executive Compensation for Fiscal Year 2025 — Potential Payments Upon Termination or Change in Control as of December 31, 2025,” “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Equity Compensation — 2025 CEO Performance Award” and “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Historical Equity Compensation — 2018 CEO Performance Award.”

•
Each NEO was employed at will and was expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

•
Mr. Musk, our Chief Executive Officer, historically earned a base salary that reflected the applicable minimum wage requirements under California law, and he was subject to income taxes based on such base salary. However, he has never accepted his salary. Commencing in May 2019 at Mr. Musk’s request, we eliminated altogether the earning and accrual of this base salary.

•
Mr. Musk received no compensation in 2025 other than the 2025 CEO Interim Award (as defined and discussed below), which was forfeited in its entirety in 2026, and the 2025 CEO Performance Award. The 2025 CEO Performance Award consists of 12 equal tranches, the shares subject to each of which will become “Earned Shares” only upon the achievement of a market capitalization milestone and one of 12 operational milestones relating to strategic product goals or Adjusted EBITDA. While our shareholders benefit from each incremental increase in Tesla’s performance and stock price, aligning their interests with Mr. Musk’s incentives, the Earned Shares subject to each tranche will vest only upon the full achievement of specific milestones, making it even more challenging for Mr. Musk to realize value from such increases. As of the date of this proxy statement, none of the tranches has become Earned Shares or has vested. Additionally, Mr. Musk must hold the shares for five years after they become Earned Shares, subject to certain limited exceptions. See “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation” below for more details.

For detailed information about Tesla’s executive compensation program, see the “Executive Compensation for Fiscal Year 2025” section on page 36 through page 64 below. “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Historical Equity Compensation — 2018 CEO Performance Award” on page 46 also discusses the Company’s entry into the Implementation Agreement after the end of the fiscal year (in April 2026), which agreement implemented a process for Mr. Musk’s exercise of the vested stock options under the 10-year performance-based stock option award granted to him in January 2018 (the “2018 CEO Performance Award”), including the imposition of a service-based vesting condition on the shares issued to Mr. Musk upon exercise.
Tesla believes that the information provided above and within the “Executive Compensation for Fiscal Year 2025” section of this proxy statement (on page 36 through page 64 below) demonstrates that Tesla’s executive compensation program for fiscal year 2025 was designed appropriately and aligned management’s interests with our shareholders’ interests to support long-term value creation.

20   2026 Proxy Statement

Proposed Resolution
Accordingly, we ask our shareholders to vote “FOR” the following resolution at the 2026 Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed within the “Executive Compensation for Fiscal Year 2025” section of the Company’s Proxy Statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

The Board recommends a vote FOR the Tesla proposal for a non-binding advisory vote approving 2025 executive compensation.

2026 Proxy Statement   21

Proposal Three
Tesla Proposal for the Ratification of the Appointment of PricewaterhouseCoopers LLP as Tesla’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026
General
The Audit Committee has selected PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm to audit the consolidated financial statements of Tesla for the fiscal year ending December 31, 2026, which will include an audit of the effectiveness of Tesla’s internal control over financial reporting. PricewaterhouseCoopers LLP has audited Tesla’s financial statements since 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the 2026 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from shareholders.
Shareholder ratification of the selection of our independent registered public accounting firm is a matter of good corporate practice. In the event that this selection is not ratified by the affirmative vote of a majority of voting power of Tesla’s shares present in person or by proxy at the 2026 Annual Meeting and entitled to vote on the subject matter, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Tesla and our shareholders.
Principal Accounting Fees and Services
The following table presents fees billed for professional audit services and other services rendered to Tesla by PricewaterhouseCoopers LLP for the years ended December 31, 2024 and 2025. The dollar amounts in the table and accompanying footnotes are in thousands.
	2024	2025
Audit Fees(1)	$15,634	$16,485
Audit-Related Fees(2)	54	79
Tax Fees(3)	2,154	1,401
All Other Fees(4)	81	105
Total	$17,923	$18,070

(1)
Audit Fees consist of fees for professional services rendered for the audit of Tesla’s consolidated financial statements included in Tesla’s Annual Report on Form 10-K and for the review of the financial statements included in Tesla’s Quarterly Reports on Form 10-Q, as well as services that generally only Tesla’s independent registered public accounting firm can reasonably provide, including statutory audits and services rendered in connection with SEC filings.

(2)
Audit-Related Fees in 2024 and 2025 consisted of fees for professional services for certain agreed upon procedures and other attestation services.

(3)
Tax Fees in 2024 and 2025 consisted of fees related to consultation, tax planning and compliance services.

(4)
Other Fees in 2024 and 2025 consisted of permitted services other than those that meet the criteria above and include fees for accounting research software, the assessment of non-financial metrics and documentation and pre-implementation review of non-financial systems.

Pre-Approval of Audit and Non-Audit Services
Tesla’s Audit Committee has adopted a policy for pre-approving audit and non-audit services and associated fees of Tesla’s independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all services and associated fees provided to Tesla by its independent registered public accounting firm, with certain de minimis exceptions described in the policy.

22   2026 Proxy Statement

All PricewaterhouseCoopers LLP services and fees in fiscal 2024 and 2025 were pre-approved by the Audit Committee.

The Board recommends a vote FOR the Tesla proposal for the ratification of the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

2026 Proxy Statement   23

Corporate Governance
Succession Planning
The Board regularly discusses management succession planning and leadership development in meetings and executive sessions at both the Board and Committee levels. The Board continues to maintain full confidence in Mr. Musk’s leadership, commitment and vision to guide Tesla through its next strategic chapter of innovation and growth. As a matter of best practice, and to ensure the resiliency of Tesla, the Board regularly considers succession planning for both sudden, unanticipated events, and longer-term planned succession for its executives. Directors regularly interact and engage with not only senior management talent and potential successors to executive management positions, but also high-potential talent throughout the Company, thus providing them with important exposure opportunities. This engagement occurs in Board meetings held throughout the year, as well as through informal events and updates, and regular one-on-one touchpoints.
As described in our Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines, the Nominating and Corporate Governance Committee periodically reviews succession planning for the Chief Executive Officer and other executive officers, reporting its findings and recommendations to the Board and working with the Board in evaluating potential successors to these executive management positions. The Nominating and Corporate Governance Committee also provides oversight, input and recommendations regarding the criteria to be used for identification of potential candidates for succession to leadership positions. In addition to management succession planning, the Nominating and Corporate Governance Committee periodically reviews the succession planning for the Board and key leadership roles on the Board, reporting its findings and recommendations to the Board in evaluating potential successors to those positions. In addition, the Compensation Committee is responsible for evaluating the Company’s talent pipelines and succession planning framework, which encompasses both short-term and long-term strategies for the identification, mentoring, development, retention and replacement of senior leaders. While the Board prioritizes internal candidates for succession planning, and believes that management has developed a robust pipeline of seasoned leadership talent within Tesla, it also monitors exceptional external talent when appropriate.
Director Education
Director education about Tesla and our industry is an ongoing process that begins when a director joins the Board. Upon joining the Board, new directors are provided with a comprehensive orientation about Tesla, including Tesla’s business and strategy. The orientation program includes written materials, oral presentations and meetings with senior members of management. The Board believes that ongoing education is important for maintaining a current and effective Board. Accordingly, the Board encourages directors to participate in ongoing education, including accredited director education programs. Furthermore, the Board is proactive regarding the design and content of director education programming. The Nominating and Corporate Governance Committee is responsible for overseeing the director orientation program and evaluating and making recommendations for continuing education activities of Board members.
Code of Business Ethics and Corporate Governance Guidelines
The Board sets high standards for Tesla’s workforce, officers and directors. Tesla is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout the Company and managing its affairs in a manner consistent with rigorous principles of business ethics. Accordingly, Tesla has adopted a Code of Business Ethics, which was amended in April 2024, and which is applicable to the directors, officers and personnel of Tesla and its subsidiaries. The Code of Business Ethics sets forth Tesla’s guiding principles, which include thinking before acting, treating everyone with respect, protecting our information and assets and doing business with integrity. For more information on how we support our employees and our commitment to integrity and respect, please refer to the People and Community section of our 2025 Impact Report. Tesla has also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of formation, bylaws and charters of the standing committees of the Board, form the framework for Tesla’s corporate governance.

24   2026 Proxy Statement

The Code of Business Ethics and the Corporate Governance Guidelines are each available on Tesla’s website at: http://ir.tesla.com/corporate. Tesla will disclose on its website any amendment to the Code of Business Ethics, as well as any waivers of the Code of Business Ethics, that are required to be disclosed by the rules of the SEC or Nasdaq.
Director Independence
The Board periodically assesses, with the recommendation of the Nominating and Corporate Governance Committee, the independence of its members as defined in the listing standards of Nasdaq and applicable law. The Board undertook an analysis for each director and director nominee and considered all relevant facts and circumstances, including the director’s other commercial, accounting, legal, banking, consulting, charitable and familial relationships. The Board determined that with respect to each of its current members and director nominees, other than Mr. Musk, who is our Chief Executive Officer, and Mr. Kimbal Musk, who is Mr. Musk’s brother, there are no disqualifying factors with respect to director independence enumerated in the listing standards of Nasdaq or any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each such member is an “independent director” as defined in the listing standards of Nasdaq and applicable laws.
In particular, the Board reviewed the following considerations:
•
Ira Ehrenpreis, Joe Gebbia, Jack Hartung, James Murdoch, Mr. Musk, Mr. Kimbal Musk, JB Straubel and/or investment funds managed by or otherwise affiliated with any of the foregoing have made minority investments in, and/or may serve as independent directors of, certain companies or investment funds (i) of which other Tesla directors are founders, significant shareholders, directors, officers, managers or affiliates and/or (ii) with which Tesla has had certain relationships, such as those set forth in “Certain Relationships and Related Person Transactions — Related Person Transactions.” The Board concluded that none of these relationships are material so as to impede the exercise of independent judgment by any of Messrs. Ehrenpreis, Gebbia, Hartung, Murdoch or Straubel.

Board Leadership Structure
Roles of Chair of the Board
Following careful deliberation, the Board appointed Robyn Denholm to serve as the independent Chair of the Board in November 2018, having considered her strong leadership, independent presence and financial and business expertise on the Board over an extended period of time. Together, Ms. Denholm and our Chief Executive Officer, Mr. Musk, comprise our senior Board leadership, which the Board continues to believe is appropriate at this time. As Chair of the Board, Ms. Denholm has broad authority and oversight over the affairs of the Board, with Mr. Musk available to her as a resource in this regard. Moreover, as an independent Chair of the Board, Ms. Denholm has the authority to coordinate the actions of the other independent directors and regularly communicate, as their representative, with Mr. Musk.
As Chair of the Board, Ms. Denholm, among other things:
•
Reviews the agenda and materials for meetings of the independent directors;

•
Consults with our Chief Executive Officer regarding Board meeting agendas, schedules and materials;

•
Acts as a liaison between our Chief Executive Officer and the independent directors when appropriate;

•
Otherwise communicates regularly with our Chief Executive Officer;

•
Raises issues with management on behalf of the independent directors;

•
Annually reviews, together with the Nominating and Corporate Governance Committee, the Board’s performance during the prior year; and

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•
Serves as the Board’s liaison for consultation and communication with shareholders as appropriate.

Tesla also has a mechanism for shareholders to communicate directly with non-management directors (see “Corporate Governance — Contacting the Board” below).
Committees of the Board
In addition, the Board has four standing committees — the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Disclosure Controls Committee — which are each further described below. Each of the Committees consists solely of independent directors, and the Board may appoint a chair of each Committee. Our independent directors regularly meet in executive session and at such other times as necessary or appropriate as determined by the independent directors. In addition, as part of our governance review and succession planning, the Board (led by the Nominating and Corporate Governance Committee) evaluates our leadership structure to ensure that it remains the optimal structure for Tesla and fosters sufficient depth and experience to support its continued growth and execution of its long-term strategies, reviews the composition, size and performance of the Board and its Committees, evaluates individual Board members and identifies and evaluates candidates to fill vacancies on the Board and for election or re-election to the Board. See “Corporate Governance — Process and Considerations for Nominating Board Candidates” below for additional information.
Board Role in Risk Oversight
The Board is responsible for overseeing the major risks facing Tesla while management is responsible for assessing and mitigating Tesla’s risks on a day-to-day basis. The Board is assisted by our Committees, which consist entirely of independent directors, and which report to the Board as appropriate on matters that involve specific areas of risk that each Committee oversees.

Audit Committee
The Audit Committee conducts periodic and annual reviews and discussions with management regarding significant risk exposures and incident metrics, including those relating to global financial, accounting and treasury matters, internal audit and controls, legal and regulatory compliance and data privacy, cybersecurity and super intelligence. These discussions cover the steps management has taken to monitor, control and report such exposures, as well as Tesla’s policies with respect to risk assessment and risk management.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee oversees the risks associated with the Company’s corporate governance structure, succession planning, independence and compliance with applicable laws and regulations.
Disclosure Controls Committee
The Disclosure Controls Committee oversees compliance and risks associated with the terms of the consent agreement between the SEC and the Company, and the controls and processes governing the Company’s and its senior executives’ disclosures and/or public statements that relate to the Company.

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Compensation Committee
The Compensation Committee oversees management of risks relating to Tesla’s compensation plans and programs. Tesla’s management and the Compensation Committee have assessed the risks associated with Tesla’s compensation policies and practices for all employees, including non-executive officers. These include risks relating to setting ambitious targets for our employees’ compensation or the vesting of their equity awards, our emphasis on at-risk equity-based compensation and the potential impact of such practices on the retention or decision-making of our employees, particularly our senior management. Based on the results of this assessment, Tesla does not believe that its compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on Tesla.
Board Meetings and Committees
Commitment of Our Directors — 2025 Meetings
Our Board and its Committees met frequently in 2025.
2025 Meetings
Board	14
Audit	9 (1)
Disclosure Controls	3 (1)
Compensation	4 (2)
Nominating and Corporate Governance	11 (2)
Special Committees	44 (3)

(1)
Led by our Chair of the Board.

(2)
Led by our other independent Committee Chairs.

(3)
Meetings held by special Board committees formed from time to time.

We have a highly effective and engaged Board. As illustrated by the chart above, our Board and its Committees met, on average, more than once per week in 2025, and the number of meetings held by each of the Board, Audit Committee and Nominating and Corporate Governance Committee was above the corresponding average number of meetings across the S&P 500.(1) While we do not maintain a numerical limit on public company boards our directors may serve on, our Corporate Governance Guidelines provide that each member is expected to ensure that other existing and future commitments, including employment responsibilities and service on the boards of other entities, do not materially interfere with the member’s service to us as a director. When conducting its annual review of the effectiveness and productivity of its members, the Board evaluates many factors, including without limitation, the director’s attendance at meetings, the participation and input of the director and the director’s preparation at meetings.
Each director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board from which such director was not recused, and the total number of meetings of all Committees on which such director served (in each case held during such director’s relevant period of service).
Commitment of Our Directors — Beyond the Boardroom
The 85 meetings convened by our Board and its Committees in 2025 are only a partial snapshot of our directors’ commitment to Tesla, as our directors go above and beyond to carry out their responsibilities in the boardroom. Engagement beyond the boardroom provides our directors with additional insights into our business, risk management and industry, as well as valuable perspectives

(1)
See 2026 U.S. Spencer Stuart Board Index, Spencer Stuart, at https://www.spencerstuart.com/research-and-insight/-/media/2026/09/USBI2026/2026_US_Spencer_Stuart_Board_Index.pdf.

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on our performance and the performance of our Chief Executive Officer and other members of senior management. The commitment of our directors extends well beyond preparation for and attendance at regular and special meetings.
Advice and Consultation Frequent interactions with each other, senior management and key employees on strategy, performance, risk, management, culture and talent development	Shareholder Engagement Regular engagement in an ongoing active dialogue with shareholders and prioritization of understanding the issues that are most important to shareholders
Ongoing Investment
Investment of the time and effort necessary to understand our business and financial strategies and challenges, including by reviewing regular updates on recent developments, press coverage and current events that relate to our business and industry

The Chair of the Board and Committee Chairs provide additional independent leadership outside the boardroom.
•
For example, each Committee Chair determines the frequency and length of, and develops the agenda for, their respective Committee meetings. This includes providing feedback on the form and type of related materials, considering whether the relevant Committee is appropriately carrying out its core responsibilities and focusing on the key issues facing Tesla. In carrying out these responsibilities, each Committee Chair engages with key members of management and subject matter experts as preparation in advance of each Committee meeting. In 2025, Robyn Denholm and Ira Ehrenpreis, in carrying out their duties as Committee Chairs, participated in over 100 meetings, including with Company management and independent consultants and auditors.

•
Additionally, the Chair of the Board reviews the agenda and materials for meetings of the independent directors and consults with management regarding Board meeting agendas, schedules and materials. In 2025, Robyn Denholm, in carrying out her role as Chair of the Board, participated in over 100 meetings, including with shareholders, Company management and independent consultants. As discussed above, the Chair of the Board and Committee Chairs are proactive about preparing for meetings, which enables the Board and its Committees to delve into the details of the issues facing Tesla and reinforces a nuanced understanding of our business.

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Audit Committee
Members
ROBYN DENHOLM
JOE GEBBIA
JACK HARTUNG
JAMES MURDOCH

Primary Responsibilities
Audit
•
Reviewing and approving the selection of Tesla’s independent auditors, and approving the audit and non-audit services to be performed by Tesla’s independent auditors

•
Discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors Tesla’s interim and year-end operating results

Oversight and Compliance
•
Providing oversight, recommendations, and under specified thresholds, approvals, regarding significant financial matters and investment practices, including any material acquisitions and divestitures

•
Reviewing and monitoring the integrity of Tesla’s financial statements and Tesla’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters

•
Reviewing the adequacy and effectiveness of Tesla’s internal control policies and procedures in addition to Tesla’s risk management, data privacy, data security and super intelligence

Reporting
•
Reviewing and discussing the accounting assessment of our annual Impact Report and other sustainability disclosures

•
Preparing the audit committee report that the SEC requires in Tesla’s annual proxy statement

Financial Expertise and Independence
Each member of the Audit Committee is “independent” as such term is defined for audit committee members by the listing standards of Nasdaq and applicable laws. The Board has determined that each of Ms. Denholm and Mr. Hartung is an “audit committee financial expert” as defined in the rules of the SEC.
Meetings
The Audit Committee met nine times in 2025.
Charter
The Audit Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate.
Report
The Audit Committee Report is included in this proxy statement on pages 71-72.

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Compensation Committee
Members
IRA EHRENPREIS
ROBYN DENHOLM
KATHLEEN
WILSON-THOMPSON

Primary Responsibilities
Compensation
•
Overseeing and recommending Tesla’s global compensation philosophy and policies, plans and benefit programs and making related recommendations to the Board, including by considering “say-on-pay” votes of Tesla’s shareholders

•
Reviewing and approving for Tesla’s executive officers: annual base salary, equity compensation, employment agreements, severance arrangements and change in control arrangements, if applicable, and any other compensation, benefits or arrangements

•
Administering the compensation of members of the Board and Tesla’s equity compensation plans

•
Overseeing the administration of Tesla’s compensation recovery (“clawback”) policy

•
Conducting an annual review and assessment of all compensation paid by Tesla to non-employee directors

•
Engaging an independent compensation consultant to advise the Committee in connection with the annual review and assessment of compensation of non-employee directors

•
Recommending, based on such annual review and assessment, the amount and type of compensation payable to non-employee directors

Human Capital
•
Reviewing human capital management practices related to Tesla’s talent generally (including how Tesla recruits, develops and retains talent). For more information on our human capital management practices, including how we invest in our employees’ education and development, recognize and promote achievements and empower our employees to identify improvements, please refer to the People and Community section of our 2025 Impact Report.

Reporting
•
Preparing the compensation committee report included in Tesla’s annual proxy statement

•
Overseeing the preparation of annual disclosure regarding non-employee director compensation

Independence
Each member of the Compensation Committee qualifies as an independent director under the listing standards of Nasdaq and applicable laws.
Meetings
The Compensation Committee met four times in 2025.
Charter
The Compensation Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate.
Report
The Compensation Committee Report is included in this proxy statement on page 49.

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Nominating and Corporate Governance Committee
Members
IRA EHRENPREIS
ROBYN DENHOLM
JAMES MURDOCH
KATHLEEN
WILSON-THOMPSON

Primary Responsibilities
Board Composition and Evaluation
•
Assisting the Board in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to the Board

•
Overseeing the evaluation of Tesla’s Board and management

•
Recommending members for each Board committee to the Board, including rotation, reassignment and removal of any Board committee member

•
Reviewing and making recommendations to the Board with respect to the long-term plan for the composition of the Board

•
Reviewing the succession planning for the Board and certain key leadership roles on the Board

•
Overseeing the orientation program and evaluating and making recommendations for continuing education activities of Board members

Corporate Governance
•
Reviewing developments in corporate governance practices and developing and recommending governance principles applicable to the Board

•
Considering matters of shareholder engagement and determining the manner in and the process by which shareholders communicate with the Board

•
Reviewing the succession planning for Tesla’s executive officers in light of Tesla’s organizational structure and goals

•
Overseeing risks related to Tesla’s governance structure, policies and processes

Conflicts of Interest
•
Considering questions of possible conflicts of interest of Tesla’s directors and officers

Independence
Each member of the Nominating and Corporate Governance Committee qualifies as an independent director under the listing standards of Nasdaq and applicable laws.
Meetings
The Nominating and Corporate Governance Committee met eleven times in 2025.
Charter
The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate.

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Disclosure Controls Committee
Members
ROBYN DENHOLM
JAMES MURDOCH
KATHLEEN
WILSON-THOMPSON

Primary Responsibilities
•
Overseeing the implementation of and compliance with the terms of Tesla’s consent agreement with the SEC dated September 29, 2018, as amended on April 26, 2019

•
Overseeing the controls and processes governing certain public disclosures by Tesla and its executive officers

•
Overseeing the review and resolution of certain conflicts of interest or other human resources issues involving any executive officer and ensuring appropriate disclosures, if applicable

Independence
Each member of the Disclosure Controls Committee qualifies as an independent director under the listing standards of Nasdaq and applicable laws.
Meetings
The Disclosure Controls Committee met three times in 2025.
Charter
The Disclosure Controls Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate.

Compensation Committee Interlocks and Insider Participation
Robyn Denholm, Ira Ehrenpreis and Kathleen Wilson-Thompson served as members of the Compensation Committee during 2025. None of such persons is or was formerly an officer or an employee of Tesla. See “Certain Relationships and Related Person Transactions — Related Person Transactions” below for certain transactions involving Tesla in which members of the Compensation Committee may potentially be deemed to have an indirect interest.
During 2025, no interlocking relationships existed between any member of Tesla’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other company.
Process and Considerations for Nominating Board Candidates
The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for Board membership, recommending Board candidates and proposing any changes to the composition of the Board. The Nominating and Corporate Governance Committee’s criteria and process for fulfilling these duties are generally as follows:
•
The Nominating and Corporate Governance Committee regularly reviews the current composition, size and tenure of the Board, and oversees an annual evaluation of the performance of the Board as a whole and of its individual members. The Nominating and Corporate Governance Committee applies uniform evaluation processes and standards for all Board members, including in identifying, considering or recommending new candidates for the Board to fill vacancies or add additional directors and in recommending existing Board members for nomination to be re-elected at annual meetings of shareholders.

•
In carrying out the foregoing duties, the Nominating and Corporate Governance Committee consistently seeks to achieve a complementary balance of knowledge, experience and capability

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on the Board. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, it considers all pertinent factors that it considers appropriate, and believes that the Board should consist of directors who (i) are, in the majority, independent, (ii) are of high integrity, (iii) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of Tesla’s business in particular, (iv) have qualifications that will increase overall Board effectiveness, (v) represent diversity of professional experience and (vi) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. For example, after conducting independent director searches from time to time in which numerous highly qualified candidates from a variety of backgrounds were considered, the Nominating and Corporate Governance Committee recommended to the Board Joe Gebbia as a director in 2022, JB Straubel as a director in 2023 and Jack Hartung as a director in 2025, to further bolster the Board’s expertise in technological innovation, public company management, financial reporting and sustainability initiatives.
•
In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•
With regard to any candidates who are properly recommended by shareholders (as described in more detail below) or by other sources, the Nominating and Corporate Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.

•
After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends the director nominees that it has determined to be qualified to the full Board.

It is the policy of the Nominating and Corporate Governance Committee to consider properly submitted recommendations for candidates to the Board from shareholders. Shareholder recommendations for candidates to the Board must be directed in writing to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department, and should also be sent by e-mail to shareholdermail@tesla.com. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Tesla within the last three years and evidence of the nominating person’s ownership of Tesla stock. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of Tesla’s business, other commitments and the like, as well as any personal references and an indication of the candidate’s willingness to serve.
Attendance at Annual Meetings of Shareholders by the Board
Although Tesla does not have a formal policy regarding attendance by members of the Board at Tesla’s annual meetings of shareholders, directors are encouraged to attend. All of our directors attended the 2025 Annual Meeting.
Stock Transactions
Hedging, Short Sales and Rule 10b5-1 Trading Plans
Tesla has an insider trading policy that is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. The insider trading policy prohibits all of our directors, officers and employees from, among other things, engaging in short sales, hedging or similar transactions designed to decrease the risks associated with holding Tesla securities. This prohibition encompasses transactions in publicly traded options, such as puts and

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calls, and other derivative securities with respect to Tesla securities, but not transactions designed to facilitate portfolio diversification, such as broad-based index options, futures or baskets. It is also the policy of Tesla to comply with all applicable securities laws when transacting in its own securities. A copy of the insider trading policy is filed as Exhibit 19 to Tesla’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Stock Ownership by the Board and Management
To align the interests at the highest level of our management with those of our shareholders, the Board has instituted the following requirements relating to stock ownership under our Corporate Governance Guidelines.
Each member of the Board and all of our NEOs are subject to the following minimum stock ownership requirements: (i) each director is required to own shares of Tesla stock equal in value to at least five times the annual cash retainer for directors (regardless of whether or not the retainer has been waived, and exclusive of retainer amounts for service as a member or chair of a Board committee) and (ii) our NEOs are required to own shares of Tesla stock equal in value to at least six times his/her base salary; provided that equity-based awards are not counted under Tesla’s Stock Ownership Guidelines. Each individual shall have five years from the date such person assumed his or her relevant role at Tesla to come into compliance with these requirements. Each person’s compliance with the minimum stock ownership level will be determined on the date when this compliance grace period expires, and then annually on each December 31, by multiplying the number of shares held by such person and the average closing price of those shares during the preceding month. Our NEOs and each of our directors are currently either in compliance with these requirements or are in the applicable period to come into compliance therewith.
Pursuant to our Corporate Governance Guidelines, no equity award as to which vesting or the lapse of a period of restriction occurs based solely on the passage of time that is granted to any NEO may vest, or have a period of restriction that lapses, earlier than six months from the date on which such vesting or lapse commences. Furthermore, our Corporate Governance Guidelines provide that no NEO may sell, transfer, pledge, assign or otherwise dispose of any shares of Tesla stock acquired pursuant to any stock option, restricted stock unit or other equity award granted by Tesla earlier than the date that is six months after the date on which such award vests or the period of restriction with respect to such award lapses, as applicable.
Prohibition of Equity Award Repricing
Tesla views equity-based compensation to be a key factor in incentivizing the future performance of our personnel. Consequently, the amended and restated 2019 Equity Incentive Plan of Tesla, Inc. (“A&R 2019 Equity Incentive Plan”) provides, and Tesla’s previous 2010 Equity Incentive Plan provided, that stock options and other equity awards issued under these plans that derive their value from the appreciation of the value of Tesla’s stock may not be exchanged for other awards, repurchased for cash or otherwise be made the subject of transactions that have the purpose or effect of repricing such awards. The A&R 2019 Equity Incentive Plan prohibits repricing.
Contacting the Board
Any shareholder who desires to contact our non-employee directors regarding appropriate Tesla business-related comments may do so electronically at the following website: https://ir.tesla.com/contact-us#contact-us. Such shareholders who desire to contact our non-employee directors by mail may do so by writing to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department. Our General Counsel, or someone acting in his or her place or his or her designee, receives these communications unfiltered by Tesla, forwards communications to the appropriate committee of the Board or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to ir@tesla.com.

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Executive Officers
The names of Tesla’s executive officers, their ages, their positions with Tesla and other biographical information as of October 19, 2026, are set forth below. Except for Mr. Musk and Mr. Kimbal Musk, who are brothers, there are no other family relationships among any of our directors or executive officers.
Name	Age	Position
Elon Musk	55	Technoking of Tesla and Chief Executive Officer
Vaibhav Taneja	48	Chief Financial Officer
Xiaotong (Tom) Zhu	46	Senior Vice President, APAC and Global Vehicle Manufacturing
Elon Musk. For a brief biography of Mr. Musk, please see “Proposal One — Tesla Proposal to Elect Three Class I Directors — Information Regarding the Board and Director Nominees” above.
Vaibhav Taneja has served as our Chief Financial Officer since August 2023. Prior to his appointment as CFO, Mr. Taneja had served as Tesla’s Chief Accounting Officer since March 2019, as Corporate Controller from May 2018, and as Assistant Corporate Controller between February 2017 and May 2018. Mr. Taneja served in various finance and accounting roles at SolarCity from March 2016. Mr. Taneja holds a Bachelor of Commerce degree from Delhi University and is a Certified Public Accountant (inactive).
Tom Zhu has served as our Senior Vice President since April 2023, and Senior Vice President, APAC and Global Vehicle Manufacturing, since June 2025. Mr. Zhu joined Tesla in April 2014, and served in various operational roles before being appointed as Vice President, Greater China, where he led the construction and operations of Gigafactory Shanghai. Mr. Zhu holds a Bachelor of Commerce degree in information technology from the Auckland University of Technology and an M.B.A. from Duke University.

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Executive Compensation for Fiscal Year 2025
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our NEOs for fiscal year 2025 should be read together with the compensation tables and related disclosures set forth below on page 50 through page 64. This discussion contains forward-looking statements that are based on our current considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.
The following discussion and analysis relates to the compensation arrangements for 2025 of (i) our principal executive officer, (ii) our principal financial officer and (iii) the most highly compensated person, other than our principal executive officer and principal financial officer, who was serving as executive officer at the end of our fiscal year ended December 31, 2025. We had no other executive officers during our fiscal year ended December 31, 2025. Our NEOs for fiscal year 2025 were:
Name	Position
Elon Musk	Technoking of Tesla and Chief Executive Officer
Vaibhav Taneja	Chief Financial Officer
Tom Zhu	Senior Vice President, APAC and Global Vehicle Manufacturing
Overview and Fiscal Year 2025 Company Highlights
Our current executive compensation program, which was developed and approved by the Compensation Committee, generally consists of base salary and equity-based incentives, as well as other benefits generally available to employees. We combine these elements in order to formulate compensation packages with the goal of providing, on a total basis, competitive pay and aligning the interests of our NEOs with long-term shareholder interests by tying the value of their compensation to our long-term stock price and/or the achievement of financial, operational and strategic objectives. In 2025, Tesla’s full-year accomplishments under our executive leadership included the following:
•
Model Y’s position as the best-selling vehicle of any kind globally for the full year 2025;

•
Completion of the refresh of our vehicle lineup with the launch of the new Model Y;

•
Deployment of 46.7 gigawatt-hours of energy storage, representing a 48.7% increase compared to the prior year; and

•
Further progress in our transition from a hardware-centric business to a physical SI company, including through advancements in FSD (Supervised), the launch of our Robotaxi service, refinement of our production-primed Optimus bot design and expansion of our SI training infrastructure.

For more information on how our portfolio of products helped transition the world to sustainable energy in 2025, a key component of our mission of amazing abundance, please refer to the Environment section of our 2025 Impact Report.
Compensation Philosophy
Our mission is building a world of amazing abundance. This is a long-term mission, and our compensation programs reflect this — and our startup origins — in that they consist primarily of salary or wages and equity awards. Whereas salary or wages are intended to meet our employees’ near-term liquidity needs, we believe that equity awards are an effective tool for retaining employees long-term and incentivizing performance, as they vest incrementally over a period of time or upon the achievement of specified performance milestones designed to be achieved over the medium and long term. During periods in which our stock price and the underlying value of

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equity awards increase, their retention impact is even greater. We believe that the potential for such increases also creates an ownership culture that promotes holding equity, which in turn aligns the interests of our employees with the long-term interests of our shareholders. This compensation philosophy also allows our employees to grow their skill sets and contributions consistent with our long-term mission. For these reasons, our goal is to provide employees with the opportunity to participate in our equity programs, with certain cash-based bonus programs serving generally to accommodate specific incentive structures or liquidity needs. For more information on the impact equity ownership has had on our employees, please refer to the People and Community of our 2025 Impact Report.
In light of these considerations, we generally do not make annual grants of equity awards to our senior executives, including our NEOs, and instead grant equity awards from time to time based upon individual roles and contributions and the retentive impact of currently outstanding equity awards. By combining salary or wages with our equity award program, we strive to offer a total level of compensation that is competitive for specific roles within particular geographical markets.
In particular, we believe that compensation for the individuals who are responsible for Tesla’s strategic direction and operations (including those below the executive level as discussed below) should motivate them to achieve sustainable shareholder value and/or tangible milestones rather than to simply remain at Tesla or maintain the status quo.
When grants are made to executive officers (other than our Chief Executive Officer), those grants generally comprise stock option awards, which have no intrinsic value at grant and accumulate value, if at all, only to the extent that our stock price increases following their grant and such stock options are exercised. Prior to 2025, grants to our Chief Executive Officer were in the form of stock options. Equity awards granted to our Chief Executive Officer in 2025 are discussed in “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation” below. In addition, because equity awards comprise a greater proportion of our executive officers’ total level of compensation compared to comparable roles at peer companies, a sustained decrease in our stock price or failure to achieve the applicable operational milestones may result in a level of total compensation that is significantly less than that of such peer roles. Likewise, our outside director compensation program has been comprised primarily of equity awards that are entirely in the form of stock option awards, as well as relatively modest cash retainer payments that may be waived at the election of each director. Each director determined to forgo all equity and cash retainer payments for 2025, as they have done since 2021.
Performance Equity Awards
As discussed, we are committed to a pay for performance culture where we believe that key employees, whether at the Chief Executive Officer level, executive level or below the executive level, should be incentivized to drive sustainable shareholder value through the achievement of tangible operational milestones that meaningfully advance Tesla’s business.
•
Performance Equity Awards to Executives with Operational Goals

In 2012, we proposed the first CEO Performance Award, which aligned compensation incentives with measurable company performance tied to our core company goals. We continued that approach in 2018 and again in 2025 where we established ambitious milestones that only reward the recipient when the Company achieves both market capitalization and operational goals. Shareholders were rewarded with extraordinary performance when those goals were not only accomplished, but in a timeframe sooner than required. Other executives apart from our Chief Executive Officer have also been incentivized through equity awards tied to the achievement of certain operational goals.
•
Performance Equity Awards to Non-Executives with Operational Goals

In keeping with this pay for performance philosophy, while we offer to our general employee population time-vesting equity awards, we also grant from time to time equity awards to non-executive key employees that are earned solely based on the achievement of specified operational milestones. These operational milestones are designed as meaningful indicators

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of Tesla’s success, which drive shareholder growth while remaining tied to the employee’s particular ability to contribute directly to their achievement. Certain examples of these goals tied to our strategic priorities include but are not limited to:
•
The development and expansion of our FSD (Supervised) technology and Robotaxi service;

•
Optimus production and deployment;

•
Advancements in battery engineering technology and production efficiency;

•
Energy charging and storage technology and production; and

•
Semi production and fleet services.

By linking compensation to measurable individualized and team results, this approach incentivizes and rewards our employees for driving outcomes in critical initiatives that also serve shareholder interests.
•
Equity Awards to Other Employees

For our broader employee population, we have also introduced programs which included, among others, awards which vested based on the Company achieving certain financial milestones, and award multipliers for hourly employees tied to Company vehicle deliveries and energy deployments. In this way, our compensation programs are designed to pay for performance at every level of the Company.
We evaluate our compensation philosophy and programs regularly and evolve them as circumstances merit with oversight by the Compensation Committee (and, as appropriate, a special committee of the Board of Directors), particularly with respect to executive and director compensation. For example, if our stock price experiences significant movement over a short period of time that results in a persistent change to equity compensation, certain adjustments may be considered to align our compensation programs to their intended purposes.
Key Factors in Determining Executive Compensation
Role of Compensation Committee in 2025 Executive Compensation
The Compensation Committee has overall responsibility for reviewing and determining the compensation of our other executive officers. Members of the Compensation Committee are appointed by the Board. Currently, the Compensation Committee consists of three members of the Board: Ira Ehrenpreis (Chair), Robyn Denholm and Kathleen Wilson-Thompson, none of whom is an executive officer of Tesla, and each of whom qualifies as an “independent director” under the Nasdaq rules and is deemed independent under all applicable requirements of the Securities and Exchange Commission and Tesla’s Corporate Governance Guidelines, which follow the Nasdaq framework for the determination of independence.
In 2025, the Board determined that it was in the best interests of Tesla to form a special committee, consisting of Ms. Denholm and Ms. Wilson-Thompson in their capacity as disinterested directors (the “Special Committee”), to consider, evaluate and determine whether it would be in the best interests of Tesla to retain and incentivize Mr. Musk, and if so, any methods, approaches or manners (including any new compensation plans or awards) for doing so consistent with all applicable legal and other requirements.
Role of Compensation Consultants for 2025 Executive Compensation
The Compensation Committee has the authority to engage, and has from time to time engaged, the services of outside consultants to assist in making decisions regarding the establishment of Tesla’s compensation philosophy and programs, including for executives and directors. In addition, in 2025, Compensia, Inc., a national consulting firm (“Compensia”), was retained as a compensation consultant to advise the Special Committee with respect to the performance-based restricted stock award granted to Elon Musk in September 2025 (the “2025 CEO Performance Award”).

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Role of Executive Officers in Compensation Decisions in 2025
Historically, for executive officers other than our Chief Executive Officer, the Compensation Committee has sought and considered input from our Chief Executive Officer regarding such executive officers’ responsibilities, performance and compensation. Specifically, our Chief Executive Officer recommends base salary increases and equity award levels for our senior personnel, and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. These recommendations reflect compensation levels that our Chief Executive Officer believes are qualitatively commensurate with an executive officer’s individual qualifications, experience, responsibility level, functional role, knowledge, skills and individual performance, as well as Tesla’s performance. The Compensation Committee considers our Chief Executive Officer’s recommendations, but ultimately determines compensation in its judgment and approves the compensation for all of our executive officers (other than for our Chief Executive Officer, the compensation for whom in 2025 was recommended by the Special Committee to, and ultimately approved by, the Board and our shareholders).
The Compensation Committee meets regularly in executive session. Our Chief Executive Officer is not present during Compensation Committee deliberations or votes on his compensation and also recuses himself from sessions of the Board where the Board acts on the Compensation Committee’s recommendations regarding his compensation. In addition, the Board has established a management committee under the A&R 2019 Equity Incentive Plan (the “Equity Award Committee”) to grant and administer equity awards, subject to certain limitations, such as, among other things, maximum limits on the seniority of personnel to whom the Equity Award Committee may grant awards and the value of any individual award. For example, the Equity Award Committee is not authorized to grant awards to employees at or above the level of vice president. Moreover, pursuant to applicable law, the Equity Award Committee may not grant awards to its members, and the number of shares of our common stock underlying awards granted by it may not exceed amounts determined by the Board from time to time. The Board has delegated to the Compensation Committee oversight authority over the Equity Award Committee.
Role of Shareholder Say-on-Pay Votes
At our 2025 Annual Meeting, our shareholders approved the compensation of our NEOs, with approximately 78.2% of our shareholders present or represented by proxy and entitled to vote on the proposal at the meeting voting in favor of our compensation policies for our NEOs. Given these results, the Compensation Committee has decided to retain our overall approach to executive compensation while continuing to evaluate our practices.
At the 2023 Annual Meeting, our shareholders indicated a preference for an annual shareholder advisory vote on the compensation of our NEOs. Consistent with the results of the shareholder vote, we intend to hold a shareholder advisory vote on executive compensation every year until the next vote on the frequency of shareholder advisory votes on executive compensation. We are required to hold a “say on frequency” vote at least every six years regarding how often to hold a shareholder advisory vote on the compensation of our NEOs.
Clawback Policy
We maintain a clawback policy for compliance with Nasdaq listing standards and Section 10D of the Exchange Act. This clawback policy applies to current and former executive officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws; misconduct on the part of the executive is not required to trigger the clawback policy’s application. Under this clawback policy, we are required to recoup incentive-based compensation (as that term is defined in Section 10D of the Exchange Act) erroneously received within the three completed fiscal years immediately preceding the date on which we are required to prepare an accounting restatement. Our Compensation Committee is responsible for overseeing the administration of this clawback policy.
Our Corporate Governance Guidelines also set forth a compensation recovery (“clawback”) policy with respect to our executive officers. Moreover, the terms of the 2018 CEO Performance Award, the

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grant of restricted stock to Mr. Musk in August 2025 (“2025 CEO Interim Award”) and the 2025 CEO Performance Award each include a clawback provision in the event of a restatement of our financial statements previously filed with the SEC. See “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation” below.
Elements of NEO Compensation for 2025
2025 Base Salary
The Compensation Committee is responsible for reviewing our Chief Executive Officer’s and other executive officers’ base salaries. The base salaries of all executive officers are reviewed and adjusted when necessary to reflect individual roles, performance and the competitive market. Because we currently do not provide cash bonuses to our executive officers, salary is the primary cash-based element of our executive officers’ compensation structure.
The following table sets forth information regarding the annualized base salary rates at the end of 2025 for our NEOs:
Name	Ending Fiscal 2025 Base Salary($)(1)
Elon Musk	—(2)
Vaibhav Taneja	400,000
Tom Zhu	364,338

(1)
Reflects an annualized rate assuming 52 weeks each comprised of five work days.

(2)
Mr. Musk historically earned a base salary that reflected the applicable minimum wage requirements under California law, and was subject to income taxes based on such base salary. However, he has never accepted his salary. Commencing in May 2019 at Mr. Musk’s request, we eliminated altogether the earning and accrual of this base salary.

2025 Equity-Based Incentives
Our equity award program is the primary vehicle for offering long-term incentives to our NEOs. The equity awards we have historically granted and currently grant to individuals other than our Chief Executive Officer are options to purchase shares of our common stock and restricted stock unit awards that are settled in shares of our common stock upon vesting. We have granted to our NEOs both awards that vest over a long-term period and awards that vest only upon the achievement of specified Tesla performance milestones, in each case subject to continued service. We emphasize the grant of stock option awards for our NEOs, which have value only to the extent, if any, that our stock price increases following their grant. Accordingly, since 2020, equity awards granted to our NEOs (other than our Chief Executive Officer) have primarily been in the form of stock options: Mr. Zhu, our Senior Vice President, APAC and Global Vehicle Manufacturing, received 100% of his equity award as stock options upon his promotion to Senior Vice President in 2023, and Mr. Taneja, our Chief Financial Officer, received approximately 80% of his equity award as stock options in 2024. As a result, a significant portion of our NEOs’ total compensation is entirely at risk, depending on long-term stock price performance. Prior to 2025, grants to our Chief Executive Officer were in the form of stock option awards. Equity awards granted to our Chief Executive Officer in 2025 are discussed in “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation” below.
While we strive to offer a total level of compensation that is competitive within specific roles and geographical markets, we do not have a rigid set of criteria for granting equity awards; instead, the Compensation Committee exercises its judgment and discretion, in consultation with our Chief Executive Officer and, from time to time, a compensation consultant (other than with respect to decisions pertaining to the Chief Executive Officer’s compensation). To determine the form and amount of equity awards previously granted to NEOs, the Compensation Committee considers, among other things, the role and responsibility of the NEO, competitive market factors, equity awards previously granted to the NEO, the impact of any dramatic changes in our stock price over a short

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period of time and the cash-based compensation received by the NEO. We generally grant one-time new hire equity awards to our employees, including executives, upon their commencement of employment with us, or upon their promotion to a new position. Additionally, as part of our ongoing executive compensation review and alignment process, we have periodically granted additional equity awards to our executives.
The Compensation Committee meets periodically, including to approve equity award grants to our executives from time to time. In addition, the Special Committee is responsible for evaluating and recommending to the Board the methods for incentivizing and retaining our Chief Executive Officer. We do not have, nor do we plan to establish, any program, plan or practice to time equity award grants in coordination with releasing material non-public information, and the Compensation Committee does not take material non-public information into account when determining the timing and terms of equity awards. Tesla has not timed the disclosure of material non-public information to affect the value of executive compensation. During 2025, there were no stock options granted to any NEO within four business days preceding, or within one business day after, the filing of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information.
Severance and Change in Control Benefits
No NEO has a severance or change in control arrangement with Tesla, other than certain terminations of employment and change of control provisions in the 2025 CEO Performance Award and, prior to its forfeiture in its entirety in April 2026, in the 2025 CEO Interim Award, as described in “Executive Compensation for Fiscal Year 2025 — Potential Payments Upon Termination or Change in Control as of December 31, 2025,” “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Equity Compensation — 2025 CEO Performance Award” and “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Equity Compensation — 2025 CEO Interim Award” below. In addition, the Implementation Agreement, which was entered into in April 2026, as described in “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Historical Equity Compensation — 2018 CEO Performance Award,” includes provisions for vesting in connection with certain terminations of employment and change in control.
Bonus
We do not currently have, or plan to enter into, any specific arrangements with our NEOs providing for cash-based bonus awards, and historically we have rarely entered into such arrangements.
Non-Equity Incentive Plan Compensation
We did not provide any non-equity incentive plan compensation to any of our NEOs in 2025, and we do not currently have, or plan to enter into, any specific arrangements with our NEOs providing for non-equity incentive plan compensation.
Perquisites
Generally, we do not provide any perquisites or other personal benefits to our NEOs which are not offered on a non-discriminatory basis to all employees as well.
Health and Welfare Benefits
We provide the following benefits to our NEOs on the same basis provided to all of our employees:
•
Medical insurance including comprehensive transgender and fertility coverage, mental health, dental and vision;

•
Adoption and surrogacy benefits;

•
Confidential Employee Assistance Program counseling;

•
Life insurance and accidental death and dismemberment insurance;

2026 Proxy Statement   41

•
A Section 401(k) plan where Tesla will provide a company match equal to 50% of the employee’s contribution, up to a maximum of 3% of the employee’s eligible compensation with a $3,000 annual cap;

•
An employee stock purchase plan;

•
Short- and long-term disability insurance;

•
Medical and dependent care flexible spending account; and

•
A health savings account.

For more information on our employee programs and benefits, please refer to the People and Community section of our 2025 Impact Report.
Chief Executive Officer Compensation
Overview
Historically, in developing compensation recommendations for our Chief Executive Officer, the Compensation Committee and Special Committee, as applicable, have sought both to appropriately reward our Chief Executive Officer’s previous and current contributions and to create incentives for our Chief Executive Officer to continue to contribute significantly to successful results in the future. Each of the 2025 CEO Performance Award, the 2018 CEO Performance Award and the performance-based stock option award granted to our Chief Executive Officer in August 2012 (the “2012 CEO Performance Award”) incentivized future performance when granted. The grant of restricted stock to Mr. Musk in August 2025 (“2025 CEO Interim Award”) was intended to retain him in recognition of his inability to exercise the fully earned 2018 CEO Performance Award due to the ongoing litigation then pending before the Delaware Supreme Court (together with its constituent and related litigation, “Tornetta”). Following the Delaware Supreme Court’s reinstatement of the 2018 CEO Performance Award, the 2025 CEO Interim Award was forfeited in its entirety in April 2026, as discussed in “Executive Compensation For Fiscal Year 2025 — Compensation Discussion and Analysis —  Chief Executive Officer Compensation — Equity Compensation — 2025 CEO Interim Award” below.
In addition to serving as our Chief Executive Officer since October 2008, Mr. Musk has contributed significantly and actively to us since our earliest days in April 2004 by recruiting executives and engineers, contributing to our position as a multi-sector innovator in SI, robotics, vehicle engineering and design, raising capital for us, bringing investors to us and raising our public awareness.
Cash Compensation
Mr. Musk historically earned a base salary that reflected the applicable minimum wage requirements under California law, and he was subject to income taxes based on such base salary. However, he has never accepted his salary. Commencing in May 2019 at Mr. Musk’s request, we eliminated altogether the earning and accrual of this base salary.
Equity Compensation
2025 CEO Interim Award
The Special Committee recognized the lack of meaningful compensation for Mr. Musk since the 2012 CEO Performance Award was last earned in 2017 as well as the continued uncertainty around a resolution in Tornetta and its impact on Mr. Musk’s ability to exercise the 2018 CEO Performance Award, and the Special Committee assessed the possibility of a good-faith payment in recognition of his accomplishments and to honor Tesla’s compensation promises. The Special Committee designed the 2025 CEO Interim Award to allow Tesla to immediately deliver the voting influence that Mr. Musk had stated that he desired, while requiring Mr. Musk to remain in a leadership role at Tesla over a two-year vesting period in order to maintain both the voting influence and the economics associated with the 2025 CEO Interim Award. The Special Committee ultimately determined that

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retaining and incentivizing Mr. Musk was of paramount importance to Tesla’s future and recommended that the Board of Directors approve the 2025 CEO Interim Award. On August 3, 2025, the Board of Directors approved an award of 96,000,000 shares of restricted stock to Mr. Musk under the Company’s A&R 2019 Equity Incentive Plan.
The 2025 CEO Interim Award was scheduled to vest upon the second anniversary of August 3, 2025, subject to Mr. Musk remaining in continuous service as CEO or as an executive officer responsible for product development or operations (as approved by the Board’s disinterested directors) through such second anniversary. The 2025 CEO Interim Award also would have vested on an accelerated basis if Mr. Musk was serving either as our CEO or as an executive officer responsible for product development or operations upon a change in control or his death. However, the 2025 CEO Interim Award would be immediately forfeited and returned to the Company if, prior to vesting, there was a final, non-appealable judgment, order or decision of the Delaware courts with respect to the action captioned Tornetta v. Elon Musk et al., C.A. No. 2018-0408-KSJM (Del. Ch.), or any pending or future appeal, including In re Tesla, Inc. Derivative Litigation, Nos. 10, 2025, 11, 2025 (Del.) (a “Tornetta Decision Event”) that resulted in Mr. Musk becoming able to exercise in full the 2018 CEO Performance Award.
Following the Delaware Supreme Court’s reinstatement of the 2018 CEO Performance Award on December 19, 2025, reversing the Delaware Court of Chancery (the “Court of Chancery”) decision purporting to rescind the 2018 CEO Performance Award and the Court of Chancery’s final order on March 18, 2026 implementing such reversal, on April 21, 2026, the disinterested directors of the Board (with Mr. Musk and Mr. Kimbal Musk recused), acting as administrator of the 2025 CEO Interim Award, approved the determination that the final order and judgment allowing Mr. Musk to exercise the 2018 CEO Performance Award in full constituted a Tornetta Decision Event, resulting in the forfeiture of the 2025 CEO Interim Award by Mr. Musk on April 21, 2026.
2025 CEO Performance Award
Following Mr. Musk’s successful achievement of the 2018 CEO Performance Award, the Special Committee recognized that Tesla lacked a go-forward incentive for Mr. Musk to motivate him to focus on pursuing the Company’s long-term potential in line with the vision described in Master Plan Part IV. Building upon the successful framework of the 2018 CEO Performance Award, the Special Committee designed the 2025 CEO Performance Award to motivate Mr. Musk to lead Tesla through its next phase of transformational growth, as described in Master Plan Part IV. On September 3, 2025 (the “2025 CEO Performance Award Grant Date”), the Board of Directors granted the 2025 CEO Performance Award, consisting of approximately 423.7 million shares of performance-based restricted stock to Mr. Musk, which was approved on November 6, 2025 by our shareholders.
The 2025 CEO Performance Award is designed to retain and incentivize Mr. Musk by giving him the voting rights associated with the restricted common stock underlying the award as soon as such shares are earned but then requiring that Mr. Musk remain in service to vest in the economic benefits of the earned restricted common stock. Until such time as there are no shares under the 2025 CEO Performance Award that are not earned (the “Unearned Shares”), Mr. Musk’s Unearned Shares will vote proportionately to the votes of all other shares of our capital stock that are present and entitled to vote at any annual or special meeting (or similar action) of our shareholders (including Mr. Musk).
Generally, each of the 12 tranches of the 2025 CEO Performance Award will become “Earned Shares” upon Mr. Musk remaining in Eligible Service (as defined below) and the certification by disinterested directors that the following have been achieved: (i) the market capitalization milestone for such tranche and (ii) any one of the four operational milestones focused on strategic product goals (subject to deemed achievement for certain strategic product goals) or eight operational milestones focused on Adjusted EBITDA (clauses (i) and (ii), together the “Performance Milestones”). Mr. Musk will be able to direct the vote of such Earned Shares.

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Tranche #	Number of Shares Subject to Tranche	Market Capitalization Milestones(2)	Operational Milestones	Achievement Status(3)
1	35,311,992	$2.0 trillion	Achievement of any 1 of the 12 Operational Milestones	—
2	35,311,992	$2.5 trillion	Achievement of any 2 of the 12 Operational Milestones	—
3	35,311,992	$3.0 trillion	Achievement of any 3 of the 12 Operational Milestones	—
4	35,311,992	$3.5 trillion	Achievement of any 4 of the 12 Operational Milestones	—
5	35,311,992	$4.0 trillion	Achievement of any 5 of the 12 Operational Milestones	—
6	35,311,992	$4.5 trillion	Achievement of any 6 of the 12 Operational Milestones	—
7	35,311,992	$5.0 trillion	Achievement of any 7 of the 12 Operational Milestones	—
8	35,311,992	$5.5 trillion	Achievement of any 8 of the 12 Operational Milestones	—
9	35,311,992	$6.0 trillion	Achievement of any 9 of the 12 Operational Milestones	—
10	35,311,992	$6.5 trillion	Achievement of any 10 of the 12 Operational Milestones	—
11	35,311,992	$7.5 trillion	Achievement of any 11 of the 12 Operational Milestones(1)	—
12	35,311,992	$8.5 trillion	Achievement of all 12 of the 12 Operational Milestones(1)	—
Total	423,743,904

(1)
The 11th and 12th tranches are earned upon the later of (i) the date on which the last Performance Milestone applicable to such tranche is completed and (ii) the date on which the disinterested members of the Board approve a framework for CEO succession developed by Mr. Musk.

(2)
Market capitalization milestones are measured on a trailing average basis over both a six-month period and a 30-day period. Achievement may also be measured over a one-year period in connection with the deemed achievement of certain product goals.

(3)
None of the tranches have become Earned Shares.

The operational milestones generally required for any shares to become Earned Shares are defined as follows:
Milestone #	Operational Milestones(1)
1	20 million Tesla vehicles delivered
2	10 million active FSD subscriptions
3	1 million bots delivered
4	1 million Robotaxis in commercial operation
5	$50 billion of Adjusted EBITDA
6	$80 billion of Adjusted EBITDA
7	$130 billion of Adjusted EBITDA
8	$210 billion of Adjusted EBITDA
9	$300 billion of Adjusted EBITDA
10	$400 billion of Adjusted EBITDA(2)
11	$400 billion of Adjusted EBITDA(2)
12	$400 billion of Adjusted EBITDA(2)

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(1)
Adjusted EBITDA is defined in the Tesla, Inc. 2025 CEO Performance Award Agreement, dated as of September 3, 2025 (the “2025 CEO Performance Award Agreement”), as net income (loss) attributable to common stockholders before interest expense, provision (benefit) for income taxes, depreciation, amortization and impairment, stock-based compensation and digital assets gains and losses as reported in our financial statements on Forms 10-Q and 10-K (or other Exchange Act filings) filed with the SEC for the four consecutive fiscal quarters that immediately precede such determination date.

(2)
Meeting the last three Adjusted EBITDA operational milestones requires achieving Adjusted EBITDA of $400 billion in three non-overlapping periods, each made up of four consecutive quarters.

The vesting date for each tranche of shares depends on when such shares become Earned Shares, which is based on the achievement of Performance Milestones. Generally, shares earned prior to the 5th anniversary of the 2025 CEO Performance Award Grant Date vest on the 7.5th anniversary, and shares that are earned after the 5th anniversary of the 2025 CEO Performance Award Grant Date vest on the 10th anniversary (each such 7.5-year and 10-year period, a “Post-Milestone Service Period”); in each case, Mr. Musk must maintain continued employment either as our CEO or as an executive officer responsible for product development or operations through the applicable Post-Milestone Service Period (“Eligible Service”). Upon vesting, the vested shares will be reduced by an offset amount of $334.09 per share, unless Mr. Musk elects to pay such amounts in cash.
Shares in any tranche for which the Performance Milestones have not been achieved during the performance period will be forfeited automatically on the 10th anniversary of the 2025 CEO Performance Award Grant Date. Any unvested shares will be forfeited upon cessation of Eligible Service, except where Eligible Service is terminated without cause or due to death or disability, in which case Earned Shares will immediately vest. In a change in control of the Company, Unearned Shares may become Earned Shares based solely on market capitalization milestones as set out in the 2025 CEO Performance Award Agreement. Earned Shares will vest upon the change in control, and Unearned Shares will be automatically forfeited.
Mr. Musk must hold shares for five years after they become Earned Shares (regardless of whether such Earned Shares vest), subject to exceptions on or after vesting for (i) a change in control, (ii) satisfying taxes due in respect of vesting or (iii) transfers for estate planning purposes that involve a mere change of form or as may be permitted by our disinterested directors in their discretion consistent with our internal policies.
Historical Equity Compensation
Prior to the stock option awards granted in December 2009, Mr. Musk did not receive any equity compensation for his services for a period of five years.
In 2010 and 2011, Mr. Musk did not receive any equity grants, because the Compensation Committee believed his grants made in December 2009 already provided sufficient motivation for Mr. Musk to perform his duties as Chief Executive Officer.
In August 2012, to create incentives for continued long-term success from the then-recently launched Model S program as well as from Tesla’s then-planned Model X and Model 3 programs, and to further align executive compensation with increases in shareholder value, the Board granted to Mr. Musk the 2012 CEO Performance Award, comprised of a stock option award to purchase 79,123,515 shares (as adjusted for the 2020 Stock Split and 2022 Stock Split) of Tesla’s common stock, representing 5% of Tesla’s total issued and outstanding shares at the time of grant. The 2012 CEO Performance Award consisted of 10 equal vesting tranches, each requiring that Tesla meet a combination of (i) the achievement of a specified operational milestone relating to development of Model X or Model 3, aggregate vehicle production or a gross margin target and (ii) a sustained incremental $4 billion increase in Tesla’s market capitalization from $3.2 billion, Tesla’s market capitalization at the time of grant. Prior to the expiration of the 2012 CEO Performance Award in 2022, the market capitalization conditions for all of the 10 vesting tranches and nine of the 10 operational milestones had been achieved, and nine of the 10 tranches had vested.
Prior to 2018, the only additional equity awards received by Mr. Musk related to certain immaterial awards granted during 2013 pursuant to a patent incentive program that was available to our employees generally.

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2018 CEO Performance Award
In January 2018, the Board of Directors granted a 10-year maximum term stock option to purchase 303,960,630 shares (as adjusted for the 2020 Stock Split and 2022 Stock Split) of Tesla’s common stock. The 2018 CEO Performance Award was divided equally among 12 separate tranches that were each equivalent to 1% of the issued and outstanding shares of Tesla’s common stock at the time of grant. Each of the 12 tranches of the 2018 CEO Performance Award vested upon certification by the Board that both (i) the market capitalization milestone for such tranche, which began at $100 billion for the first tranche and increased by increments of $50 billion thereafter, and (ii) the achievement of specified operational milestones relating to profitability, were met. All of the milestones were achieved in the lifetime of the award.
On April 21, 2026, the Board approved the Company’s entry into an agreement with Mr. Musk (the “Implementation Agreement”) implementing a process for Mr. Musk’s exercise of the 2018 CEO Performance Award.
The Implementation Agreement focuses on retaining Mr. Musk’s continued services by imposing a service-based vesting condition on the restricted shares of common stock issued to Mr. Musk upon exercise of the 2018 CEO Performance Award, requiring him to remain in continuous service as CEO or as an executive officer responsible for product development or operations (as approved by the Board’s disinterested directors) through January 19, 2028 and commences the 2018 CEO Performance Award’s five-year holding period on the vesting date (rather than upon exercise of such award). The restricted shares will vest on an accelerated basis if Mr. Musk is serving either as our CEO or as an executive officer responsible for product development or operations upon a change in control, or upon his death, disability or termination without cause. The Implementation Agreement also provided that Mr. Musk could satisfy the exercise price of the 2018 CEO Performance Award by electing net settlement by the Company or paying cash and provides for cooperation between the Company and Mr. Musk to create a mutually agreeable plan to address Mr. Musk’s satisfaction of applicable tax obligations.
On June 16, 2026, Mr. Musk exercised all 303,960,630 options and elected to net-settle the exercise price, pursuant to which the Company withheld 17,531,857 shares. The remaining 286,428,773 restricted shares issued upon exercise are scheduled to vest on January 19, 2028, subject to Mr. Musk’s satisfaction of the service-based vesting condition discussed above.
Realized Compensation
For purposes of the table set forth under the caption “Executive Compensation for Fiscal Year 2025 — 2025 Summary Compensation Table” below, we are required to report pursuant to applicable SEC rules any equity award grants to Mr. Musk at values determined as of their respective grant dates and which are driven by certain assumptions prescribed by Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC Topic 718”). Moreover, we are required to report in “Executive Compensation for Fiscal Year 2025 — 2025 Pay Ratio Disclosure” below (i) Mr. Musk’s annual total compensation, (ii) the median of the annual total compensation of all Tesla employees qualifying for this analysis, other than Mr. Musk, in each case calculated pursuant to the methodology used for the table under “Executive Compensation for Fiscal Year 2025 — 2025 Summary Compensation Table” and (iii) the ratio of the former to the latter.
In addition, we are required to report in “Executive Compensation for Fiscal Year 2025 — 2025 Option Exercises and Stock Vested” below an amount for the “value realized” upon (i) any exercise by Mr. Musk of a stock option, which is based on the difference between the market price of the underlying shares at the time of exercise and the exercise price of the stock option and (ii) any vesting of a restricted stock or restricted stock unit award, based on the market price of the award at the time of vesting. Such amount is required to be reported even if Mr. Musk does not actually receive any cash from such exercise or vesting, either because he does not also sell any shares or because he sells only a number of shares sufficient to cover the related tax liabilities resulting from the exercise or vesting.

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As a result, there may be a significant disconnect between what is reported as compensation for Mr. Musk in a given year in such sections and the value actually realized as compensation in that year or over a period of time. Moreover, the vast majority of compensation in respect of past equity award grants to Mr. Musk, including the 2012 CEO Performance Award, the 2018 CEO Performance Award and the 2025 CEO Performance Award, was structured to be incentives for future performance with their value realizable only if Tesla’s stock price appreciated compared to the dates of the grants, and if the Company achieved applicable vesting requirements.
To supplement the disclosures in “Executive Compensation for Fiscal Year 2025 — 2025 Summary Compensation Table,” “Executive Compensation for Fiscal Year 2025 — 2025 Pay Ratio Disclosure” and “Executive Compensation for Fiscal Year 2025 — 2025 Option Exercises and Stock Vested” below, we have included the following table, which shows the total realized compensation of Mr. Musk for the last three fiscal years, as well as the ratio of Mr. Musk’s realized compensation to the median of the annual total compensation of all other Tesla employees qualifying for this analysis as reported under “Executive Compensation for Fiscal Year 2025 — 2025 Pay Ratio Disclosure.” Realized compensation is not a substitute for reported compensation in evaluating our compensation structure, but we believe that realized compensation is an important factor in understanding that the value of compensation that Mr. Musk ultimately realizes is dependent on a number of additional factors, including: (i) the vesting of certain of his option awards only upon the successful achievement of a number of market capitalization increase and operational milestone targets; (ii) the fact that Mr. Musk does not receive any cash if he does not actually sell shares and thereby reduce his investment in us, and he does not receive any cash to the extent that he sells only shares sufficient to cover income taxes with respect to his awards (including stock options exercised solely to avoid their expiration in accordance with their terms); and (iii) the then-current market value of our common stock at the times at which Mr. Musk may elect to actually sell his shares.
Year	“Total Compensation” of CEO, as Reported in Summary Compensation Table Below ($)	“Value Realized on Exercise or Vesting of Awards” of CEO, as Reported in Option Exercises and Stock Vested Table Below ($)	Median Annual Total Compensation of all Qualifying Non-CEO Employees, as reported in Pay Ratio Disclosure Section Below ($)	Total CEO Realized Compensation ($)(1)	Ratio of Total CEO Realized Compensation to Median Annual Total Compensation of all Qualifying Non-CEO Employees
2025	158,359,009,867(2)	—	62,786	—	0.00:1
2024	—	—	57,243	—	0.00:1
2023	—	1,861,335(3)	45,811	—	0.00:1

(1)
“Total CEO realized compensation” for a given year is defined as (i) the amounts reported for Mr. Musk in “Executive Compensation for Fiscal Year 2025 — 2025 Summary Compensation Table” below under the columns “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation,” plus (ii) with respect to any stock option exercised by Mr. Musk in such year in connection with which shares of stock were also sold other than to satisfy any resulting tax liability, the difference between the market price of such shares at the time of exercise and the applicable exercise price of the option, plus (iii) with respect to any restricted stock unit vested by Mr. Musk in such year in connection with which shares of stock were also sold other than automatic sales to satisfy any withholding obligations related to such vesting, the market price of such shares at the time of vesting, plus (iv) any cash actually received by Mr. Musk in respect of any shares sold to cover tax liabilities as described in (ii) and (iii) above, following the payment of such tax liabilities.

(2)
Includes $132,298,849,867, the maximum grant date fair value attributed to the 2025 CEO Performance Award (assuming all performance conditions will be achieved), and $26,060,160,000, the grant date fair value attributed to the 2025 CEO Interim Award, which was forfeited in its entirety in April 2026. Any shares that vest under the 2025 CEO Performance Award will be offset by a number of shares equal to $334.09 per vested share, unless Mr. Musk elects to pay such offset amount in cash. Mr. Musk would have paid a purchase price of $23.34 per share of restricted stock that vested under the 2025 CEO Interim Award. The 2025 CEO Performance Award is discussed in “Chief Executive Officer Compensation — Equity Compensation — 2025 CEO Performance Award” above.

(3)
Reflects the exercise of vested stock options granted as part of a company-wide patent incentive program that were scheduled to expire in 2023. Mr. Musk paid the exercise price and applicable taxes in cash, and did not sell any of the resulting shares.

2026 Proxy Statement   47

Tax and Accounting Considerations
Sections 280G and 409A. We have not provided or committed to provide any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Section 280G and related Code sections provide that executive officers, directors who hold significant shareholder interests and certain other service providers could be subject to significant additional excise taxes if they receive payments or benefits in connection with a change in control of Tesla that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider of certain types receives “deferred compensation” that does not meet the requirements of Section 409A.
Tax Deduction Limit. Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1,000,000 paid in any fiscal year to certain executive officers. The Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers and reserves the right to pay compensation that may not be deductible to Tesla if it determines that doing so would be in the best interests of Tesla.
Accounting Implications. We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
Other Information
On June 4, 2018, a Tesla shareholder filed a shareholder derivative complaint in the Court of Chancery against Mr. Musk and certain current and former Tesla directors in connection with the Board’s approval of the 2018 CEO Performance Award. On January 30, 2024, the Court of Chancery issued a post-trial opinion that granted the plaintiff’s request that the 2018 CEO Performance Award be fully rescinded. In addition, following the recommendation of a special committee of the Board, the Board (with Messrs. Elon Musk and Kimbal Musk recusing themselves) determined that the ratification of the 2018 CEO Performance Award was in the best interests of the Company and its shareholders, approved the ratification (the “Ratification”) of the 2018 CEO Performance Award, directed that the Ratification be submitted to the shareholders at the 2024 annual meeting, and recommended that shareholders approve the Ratification. The Ratification was approved by the shareholders at the 2024 annual meeting. Following the Ratification, the director defendants, joined by Tesla, requested that the Court of Chancery revise its decision to rescind the 2018 CEO Performance Award. On December 2, 2024, the Court of Chancery rejected the request to revise its decision and awarded plaintiff’s counsel fees in the amount of $345 million. A final judgment was entered by the Court of Chancery, and the director defendants and Tesla appealed the decisions to the Delaware Supreme Court. On December 19, 2025, the Delaware Supreme Court reversed the Court of Chancery’s judgment. The Supreme Court held that the rescission of the 2018 CEO Performance Award was improper, awarded Tesla nominal damages of $1, and reduced the attorneys’ fee award. On January 6, 2026, the Supreme Court issued its mandate to the Court of Chancery, and on March 18, 2026, the Court of Chancery entered its Amended Final Order and Judgment, awarding Tesla $1 in nominal damages and plaintiff’s counsel approximately $65 million inclusive of all fees, costs and post-trial interest.

48   2026 Proxy Statement

Compensation Committee Report
The Compensation Committee oversees Tesla’s compensation programs, policies and practices. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted by the members of the Compensation Committee of the Board
Ira Ehrenpreis (Chair)
Robyn Denholm
Kathleen Wilson-Thompson
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

2026 Proxy Statement   49

2025 Summary Compensation Table
The following table presents information concerning the total compensation of our NEOs for each of the last three fiscal years.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Elon Musk Technoking of Tesla and Chief Executive Officer	2025	—	—	158,359,009,867(3)	—	—	—	158,359,009,867
	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
Vaibhav Taneja Chief Financial Officer	2025	400,000	—	—	—	—	3,000(4)	403,000
	2024	303,846	—	26,136,809	113,029,280	—	3,000	139,472,935
	2023	275,000	—	—	—	—	3,000	278,000
Tom Zhu SVP, APAC and Global Vehicle Manufacturing	2025	364,338	—	—	—	—	11,984(5)	376,322
	2024	350,000	—	—	—	—	168,250	518,250
	2023	381,009	—	—	31,641,961	—	545,868	32,568,838
(1)
This column reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 of the restricted stock and restricted stock units granted to the NEOs. The assumptions used in the valuation of these awards are set forth in Note 11, Equity Incentive Plans, to the consolidated financial statements included in Tesla’s Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value that may be recognized by the NEOs, which depends, among other things, on the market value of our common stock appreciating from that on the grant date(s) of the restricted stock and restricted stock units.

(2)
This column reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 of the options to purchase shares of our common stock granted to the NEOs. The assumptions used in the valuation of these awards are set forth in Note 11, Equity Incentive Plans, to the consolidated financial statements included in Tesla’s Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value that may be recognized by the NEOs, which depends, among other things, on the market value of our common stock appreciating from that on the grant date(s) of the option(s).

(3)
Includes $132,298,849,867, the maximum grant date fair value attributed to the 2025 CEO Performance Award (assuming all performance conditions will be achieved), and $26,060,160,000, the grant date fair value attributed to the 2025 CEO Interim Award, which was forfeited in its entirety in April 2026. Any shares that vest under the 2025 CEO Performance Award will be offset by a number of shares equal to $334.09 per vested share, unless Mr. Musk elects to pay such offset amount in cash. Mr. Musk would have paid a purchase price of $23.34 per share of restricted stock that vested under the 2025 CEO Interim Award. The 2025 CEO Performance Award is discussed in “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Equity Compensation — 2025 CEO Performance Award” above. The 2025 CEO Interim Award is discussed in “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Equity Compensation — 2025 CEO Interim Award” above.

(4)
Reflects matching contributions made under the Tesla 401(k) Plan based on each NEO’s fiscal 2025 year contributions.

(5)
All Other Compensation consists of $11,984 for tax assistance reimbursement payments for 2025 taxes (such payments were made in Chinese yuan and converted to U.S. dollars based on the average U.S. dollar/Chinese yuan exchange rate in 2025, which was approximately 7.13).

2025 Pay Versus Performance
In accordance with Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are required to disclose certain information about the relationship between the compensation actually paid to our NEOs and certain measures of company performance. For information on our compensation philosophy, please see “Compensation Discussion and Analysis.”

50   2026 Proxy Statement

Year	Summary Compensation Table Total for CEO (in millions) ($)(1)	Compensation Actually Paid to CEO (in millions) ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs (in millions) ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs (in millions) ($)(4)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions) ($)(7)	Revenue (in millions) ($)(8)
					Tesla Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2025	158,359	10,370	0.4	6.8	191	233	3,855	94,827
2024	—	—	46.7	89.3(9)	172	201	7,153	97,690
2023	—	1,403	8.4	45.8(10)	106	140	14,974	96,773
2022	—	(9,703)	0.3	(165.3)	52	94	12,587	81,462
2021	—	15,016	0.3	(74.3)(11)	150	146	5,644	53,823

(1)
Represents the total compensation reported for Mr. Musk (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Musk, computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Musk during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Musk’s total compensation, as reported in the Summary Compensation Table for each year, to determine the compensation actually paid.

	Reported Summary Compensation Table Total for CEO (in millions) ($)	Reported Value of Equity Awards (in millions) ($)(a)	Equity Award Adjustments (in millions) ($)(b)	Reported Change in the Actuarial Present Value of Pension Benefits ($)	Pension Benefit Adjustments ($)	Compensation Actually Paid to CEO (in millions) ($)
2025	158,359	158,359	10,370	—	—	10,370
2024	—	—	—	—	—	—
2023	—	—	1,403	—	—	1,403
2022	—	—	(9,703)	—	—	(9,703)
2021	—	—	15,016	—	—	15,016

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

2026 Proxy Statement   51

Year	Year End Fair Value of Equity Awards Granted and Unvested in the Year (in millions) ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (in millions) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (Vesting Date Compared to the Value at the End of the Prior Year) (in millions) ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments (in millions) ($)
2025	10,370	—	—	—	—	—	10,370
2024	—	—	—	—	—	—	—
2023	—	—	—	1,403	—	—	1,403
2022	—	(4,973)	—	(4,730)	—	—	(9,703)
2021	—	13,028	—	1,988	—	—	15,016

(3)
Represents the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Musk, who has served as our CEO since 2008) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Musk) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Vaibhav Taneja and Tom Zhu, (ii) for 2024, Vaibhav Taneja, Andrew Baglino and Tom Zhu, (iii) for 2023, Vaibhav Taneja, Andrew Baglino, Tom Zhu and Zachary Kirkhorn, (iv) for 2022, Zachary Kirkhorn and Andrew Baglino and (v) for 2021, Zachary Kirkhorn, Andrew Baglino and Jerome Guillen.

(4)
The dollar amounts reported in this column are the average compensation actually paid for our NEOs other than our CEO in each applicable year, computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the NEOs’ total compensation, as reported in the Summary Compensation Table for each applicable year, to determine the compensation actually paid.

	Average Reported Summary Compensation Table Total for Non-CEO NEOs (in millions) ($)	Average Reported Value of Equity Awards (in millions) ($)	Average Equity Award Adjustments (in millions) ($)(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($)	Average Pension Benefit Adjustments ($)	Average Compensation Actually Paid to Non-CEO NEOs (in millions) ($)
2025	0.4	—	6.4	—	—	6.8
2024	46.7	46.4	89.0	—	—	89.3
2023	8.4	7.9	45.3	—	—	45.8
2022	0.3	—	(165.6)	—	—	(165.3)
2021	0.3	—	(74.6)	—	—	(74.3)

52   2026 Proxy Statement

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted and Unvested in the Year (in millions) ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards (in millions) ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (in millions) ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (Vesting Date Compared to the Value at the End of the Prior Year) (in millions) ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (in millions) ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments (in millions) ($)
2025	—	14.7	—	(8.3)	—	—	6.4
2024	89.9	9.0	2.2	(5.3)	(6.8)	—	89.0
2023	9.7	12.1	1.8	23.0	(1.3)	—	45.3
2022	—	(110.5)	—	(55.1)	—	—	(165.6)
2021	—	78.7	—	(2.9)	(150.4)	—	(74.6)

(5)
Total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period is December 31, 2020. The Company has never declared or paid cash dividends on its common stock. The dollar amounts reported in the table are the value of an initial $100 investment made on December 31, 2020, equal to $100 multiplied by one plus the TSR percentage calculated as described above.

(6)
Represents the weighted group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The beginning of the measurement period is December 31, 2020. The peer group used for this purpose is the group of all public companies with SIC code 3711, “Motor Vehicles and Passenger Car Bodies.”

(7)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
In the Company’s assessment, revenue is the financial performance measure that is the most important financial performance measure (other than TSR and net income) used by the Company for the most recently completed fiscal year, to link compensation actually paid to performance.

(9)
Mr. Baglino departed Tesla in April 2024, resulting in certain forfeitures of unvested awards. The average compensation actually paid in 2024 to our NEOs other than our CEO and Mr. Baglino was approximately $146.3 million.

(10)
Mr. Kirkhorn departed Tesla in December 2023, which led to certain forfeitures of unvested awards. The average compensation actually paid in 2023 to our NEOs other than our CEO and Mr. Kirkhorn was approximately $54.3 million.

(11)
Mr. Guillen departed Tesla in June 2021, resulting in certain forfeitures of unvested awards. The average compensation actually paid in 2021 to our NEOs other than our CEO and Mr. Guillen was approximately $123.2 million.

Most Important Financial Performance Measures
The list below includes the three financial measures that in our assessment represent the most important financial performance measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance. See “Compensation Discussion and Analysis” for further details.
•
Revenue

•
Adjusted EBITDA

•
Market Capitalization

2026 Proxy Statement   53

Description of Relationships Between Compensation Actually Paid and Performance
Relationship Between Compensation Actually Paid to the CEO and Net Income, Revenue and TSR
In 2025, compensation actually paid to the CEO was $10.37 billion, an increase from $0 in 2024. Over this same period, TSR increased by 11.0%, net income decreased by 46.1% and revenue decreased by 2.9%.
From 2023 to 2024, compensation actually paid to the CEO decreased by 100.0%. Over this same period, TSR increased by 62.3%, net income decreased by 52.2% and revenue increased by 0.9%.
From 2022 to 2023, compensation actually paid to the CEO increased by 114.5%. Over this same period, TSR increased by 103.8%, net income increased by 19.0% and revenue increased by 18.8%.
From 2021 to 2022, compensation actually paid to the CEO decreased by 164.6%. Over this same period, TSR decreased by 65.3%, net income increased by 123.0% and revenue increased by 51.4%.
As of the end of the 2025 fiscal year, Mr. Musk does not earn a base salary. Mr. Musk received compensation in the form of equity under the 2025 CEO Interim Award and the 2025 CEO Performance Award. See “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Equity Compensation” for more information.
The earning and vesting of shares under Mr. Musk’s 2025 CEO Performance Award are tied to specific market capitalization and operational milestones focusing on product goals and adjusted EBITDA. The vesting of the 2025 CEO Interim Award was tied to Mr. Musk remaining in continuous service as CEO or as an executive officer responsible for product development or operations (as approved by the Board’s disinterested directors) through the second anniversary of August 3, 2025. However, the compensation actually paid as calculated pursuant to Item 402(v) of Regulation S-K is based on the accounting changes in the fair value of such restricted stock awards, which varies significantly with the performance of our common stock.
As the 2025 CEO Performance Award is a performance-based award, only the tranche determined to be probable as of December 31, 2025 was included in Mr. Musk’s compensation actually paid in 2025. Following the Delaware Supreme Court’s reinstatement of the 2018 CEO Performance Award, the 2025 CEO Interim Award was forfeited in its entirety in April 2026 and was not included in the compensation actually paid to Mr. Musk.
Thus, because the Company TSR is calculated from the beginning of the earliest year presented, a positive TSR does not necessarily correlate to an increase in compensation actually paid if the increase in TSR is less significant relative to a prior year. While a positive TSR may not align with an increase in compensation actually paid, as further demonstrated by the following graph, any decreases in TSR would align with decreases in compensation actually paid.

54   2026 Proxy Statement

Relationship Between Average Compensation Actually Paid to Non-CEO NEOs and Net Income, Revenue and TSR
From 2024 to 2025, compensation actually paid to the other NEOs decreased by 92.4%. Over this same period, TSR increased by 11.0%, net income decreased by 46.1% and revenue decreased by 2.9%.
From 2023 to 2024, compensation actually paid to the other NEOs increased by 95.0%. Over this same period, TSR increased by 62.3%, net income decreased by 52.2% and revenue increased by 0.9%.
From 2022 to 2023, compensation actually paid to the other NEOs increased by 127.7%. Over this same period, TSR increased by 103.8%, net income increased by 19.0%, and revenue increased by 18.8%.
From 2021 to 2022, compensation actually paid to the other NEOs decreased by 122.5%. Over this same period, TSR decreased by 65.3%, net income increased by 123.0%, and revenue increased by 51.4%.
Though our other NEOs do receive a base salary, a significant portion of their compensation actually paid consists of equity awards. As the compensation actually paid as calculated pursuant to Item 402(v) of Regulation S-K is based on the accounting changes in the fair value of such options and restricted stock units through their vesting dates, the value varies significantly with the performance of our common stock. Thus, because the Company TSR is calculated from the beginning of the earliest year presented, a positive overall TSR does not necessarily correlate to an increase in compensation actually paid if the stock price decreased in a given year.
From 2022 to 2023, compensation actually paid to our other NEOs was impacted by Zachary Kirkhorn’s departure in December 2023, which led to certain forfeitures of unvested awards. From 2023 to 2024, the amount of increase in compensation actually paid to other NEOs was affected by Andrew Baglino’s departure in April 2024, which led to certain forfeitures of unvested awards.
While a positive TSR may not align with an increase in compensation actually paid, as further demonstrated by the following graph, any decreases in TSR would align with decreases in compensation actually paid.

2026 Proxy Statement   55

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following chart compares our cumulative TSR for the applicable reporting year to our peer group’s cumulative TSR over the same period.

Company TSR vs. Peer Group TSR
$250
$200
$150
$100
$50
$-
Cumulative TSR
(value of initial $100 investment)
2020
2021
2022
2023
2024
2025
$100
$150
$146
$94
$52
$140
$106
$201
$172
$233
$191
Tesla
Motor Vehicles and Passenger Car Bodies Public Company Group

56   2026 Proxy Statement

Grants of Plan-Based Awards in 2025
The following table presents information concerning each grant of an award made to a NEO in fiscal year 2025 under any plan.
Name	Grant Date(1)	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Threshold Target Maximum	Estimated Future Payouts Under Equity Incentive Plan Awards Threshold Target Maximum	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price (if different)	Grant Date Fair Value/ Incremental Fair Value ($)
Elon Musk	11/6/2025(2)	9/3/2025(2)	—	423,743,904	—	—	—	—	132,298,849,867
	8/15/2025(3)	8/3/2025(3)	—	—	96,000,000	—	—	—	26,060,160,000

(1)
The vesting schedule applicable to each outstanding award is set forth in “Executive Compensation for Fiscal Year 2025 — Outstanding Equity Awards at 2025 Fiscal Year-End” below. For additional information regarding when the shares in the 2025 CEO Performance Award will become Earned Shares and when such Earned Shares will vest, see “Compensation Discussion and Analysis — Chief Executive Officer Compensation — Equity Compensation–2025 CEO Performance Award.”

(2)
The grant of the 2025 CEO Performance Award was approved by the Board on September 3, 2025, on which date the $334.09 per vested share offset amount in the terms of such award was determined, and subsequently approved by Tesla’s shareholders on, and issued on, November 6, 2025, following receipt of all necessary approvals.

(3)
The grant of the 2025 CEO Interim Award was approved by the Board on August 3, 2025, with a purchase price of $23.34 per share of restricted stock that vests, and was issued on August 15, 2025 following receipt of all necessary governmental approvals. The 2025 CEO Interim Award was forfeited in its entirety in April 2026.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table presents information concerning unexercised options, unvested restricted stock and unvested restricted stock unit awards for each NEO outstanding as of the end of fiscal year 2025.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Elon Musk	11/6/2025(2)	—	—	—	—	—	—	—	423,743,904	190,566,108,507
	8/15/2025(3)	—	—	—	—	—	96,000,000	43,173,120,000	—	—
	3/21/2018(4)	303,960,630	—	—	23.34	1/20/2028	—	—	—	—
Vaibhav Taneja	10/31/2024(5)	254,986	686,501	—	249.85	10/31/2034	—	—	—	—
	10/31/2024(6)	—	—	—	—	—	71,920	32,343,862	—	—
	10/19/2020(7)	154,095	—	—	143.61	10/19/2030	—	—	—	—
	4/19/2019(8)	716,245	—	—	18.22	4/19/2029	—	—	—	—
	10/16/2018(9)	10,575	—	—	18.44	10/16/2028	—	—	—	—
	11/13/2017(10)	13,860	—	—	21.03	11/13/2027	—	—	—	—
Tom Zhu	5/19/2023(11)	226,040	113,020	—	180.14	5/19/2033	—	—	—	—
	10/19/2020(7)	616,377	—	—	143.61	10/19/2030	—	—	—	—
	7/19/2019(12)	373,760	—	—	17.22	7/19/2029	—	—	—	—
	4/19/2019(13)	486,045	—	—	18.22	4/19/2029	—	—	—	—
	10/16/2018(9)	155,100	—	—	18.44	10/16/2028	—	—	—	—
	8/20/2018(14)	280,650	—	—	20.57	8/20/2028	—	—	—	—

2026 Proxy Statement   57

(1)
The market value of unvested restricted stock and unvested restricted stock units is calculated by multiplying the number of shares of unvested restricted stock and the number of unvested restricted stock units held by the applicable NEO by the closing price of our common stock on December 31, 2025, which was $449.72.

(2)
The grant of the 2025 CEO Performance Award was approved by the Board on September 3, 2025, on which date the $334.09 per vested share offset amount in the terms of such award was determined, and subsequently approved by Tesla’s shareholders on November 6, 2025. None of the shares of performance-based restricted stock under the 2025 CEO Performance Award have become Earned Shares. For additional information regarding when the shares in the 2025 CEO Performance Award will become Earned Shares and when such Earned Shares will vest, see “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Equity Compensation — 2025 CEO Performance Award.”

(3)
The grant of the 2025 CEO Interim Award was approved by the Board on August 3, 2025, with a purchase price of $23.34 per share of restricted stock that vests, and was issued on August 15, 2025 following receipt of all necessary governmental approvals. The 2025 CEO Interim Award was scheduled to vest upon the second anniversary of August 3, 2025, subject to Mr. Musk remaining in continuous service as CEO or as an executive officer responsible for product development or operations (as approved by the Board’s disinterested directors) through such second anniversary. The 2025 CEO Interim Award was forfeited in its entirety in April 2026.

(4)
1/12th of the total number of shares subject to the option becomes vested and exercisable each time: (i) our market capitalization increases initially to $100.0 billion for the first tranche, and by an additional $50.0 billion for each tranche thereafter; and (ii) one of 16 specified operational milestones relating to total revenue or adjusted EBITDA (other than any operating milestone that previously counted towards the vesting of another tranche) is attained, subject to Mr. Musk’s continued service to us as either CEO or as both Executive Chairman and Chief Product Officer, with the CEO reporting to him, at each such vesting event. On June 16, 2026, Mr. Musk exercised all 303,960,630 options in accordance with the Implementation Agreement. See “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Historical Equity Compensation — 2018 CEO Performance Award” above.

(5)
1/48th of the aggregate shares subject to the option became vested and exercisable on December 5, 2024, and 1/48th of the shares subject to the option become vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(6)
1/16th of this award vested on December 5, 2024, and 1/16th of this award vests every three months thereafter, subject to the grantee’s continued service to us on each such vesting date.

(7)
1/48th of the shares subject to the option became vested and exercisable on December 5, 2020, and 1/48th of the shares subject to the option became vested and exercisable every month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(8)
1/8th of the shares subject to the option became vested and exercisable on September 13, 2019, and 1/48th of the shares subject to the option became vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(9)
1/60th of the shares subject to the option became vested and exercisable on November 1, 2018, and 1/60th of the shares subject to the option became vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(10)
1/24th of the shares subject to the option vested on November 13, 2017 and 1/48th of the shares subject to the option became vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(11)
1/48th of the shares subject to the option became vested and exercisable on May 19, 2023, and 1/48th of the shares subject to the option became vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(12)
1/60th of the shares subject to the option became vested and exercisable on July 24, 2019, and 1/60th of the shares subject to the option became vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(13)
1/4th of the shares subject to the option each became vested and exercisable upon the Company’s achievement of certain performance objectives set forth in the option agreements, subject to the grantee’s continued service to us on each such vesting date.

(14)
With respect to 150,000 shares subject to the option, 1/48th of such shares became vested and exercisable upon the Company’s achievement of certain performance objectives set forth in the option agreements, and 1/48th of the shares became vested and exercisable on each monthly anniversary thereafter, and with respect to 225,000 shares subject to the option, 1/60th of such shares became vested and exercisable on August 20, 2018, and 1/60th of the shares became vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

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2025 Option Exercises and Stock Vested
The following table presents information concerning each exercise of stock options and vesting of stock awards during fiscal year 2025 for each of the NEOs.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Vaibhav Taneja	48,000	15,033,838	26,152	8,954,706
Tom Zhu	15,000	4,548,562	—	—

(1)
Reflects the product of the number of shares of stock subject to the exercised option multiplied by the difference between the market price of our common stock at the time of exercise on the exercise date and the exercise price of the option.

(2)
Reflects the product of the number of shares of stock vested multiplied by the market price of our common stock on the vesting date.

Potential Payments Upon Termination or Change in Control as of December 31, 2025
In accordance with SEC rules, we do not have an employment agreement for any specific term with any of our named executive officers. Moreover, we do not have any contract, agreement, plan or arrangement that would result in payments to a named executive officer at, following, or in connection with any termination of employment, including resignation, severance, retirement or a constructive termination of employment of a named executive officer, or a change in control of Tesla or a change in the named executive officer’s responsibilities, other than the 2025 CEO Performance Award, and, prior to its forfeiture in its entirety in April 2026, the 2025 CEO Interim Award, as described in “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Equity Compensation — 2025 CEO Performance Award” and “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Equity Compensation — 2025 CEO Interim Award” above, respectively. However, no portion of the 2025 CEO Performance Award would have vested if Mr. Musk’s service had terminated without cause or due to death or disability on December 31, 2025 because none of the shares of performance-based restricted stock under the 2025 CEO Performance Award had become Earned Shares prior to such date, and the vesting of the 2025 CEO Performance Award based solely upon the achievement of market capitalization milestones as measured at the time of a change in control of Tesla, by its nature, cannot be estimated at this time. The 2025 CEO Interim Award would have vested upon the occurrence of a change in control or Mr. Musk’s death on December 31, 2025, and such vesting would require his payment of a purchase price of $23.34 per share of restricted stock that vests. Using the closing price of our common stock on December 31, 2025 ($449.72), the estimated value of such vesting of the 2025 CEO Interim Award, less the aggregate purchase price payable by Mr. Musk ($2,240,640,000), is $40,932,480,000. However, the 2025 CEO Interim Award was forfeited in its entirety in April 2026. The Implementation Agreement, which includes provisions for vesting in connection with certain terminations of employment and change in control, was entered into after December 31, 2025, as described in “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Historical Equity Compensation — 2018 CEO Performance Award.”
2025 Pay Ratio Disclosure
Tesla is committed to fair and competitive compensation for our employees. Moreover, Elon Musk, the Technoking of Tesla and our Chief Executive Officer, has agreed to a compensation arrangement in the 2025 CEO Performance Award that is substantially tied to the appreciation of our market

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capitalization and achievement of certain performance milestones. Because equity awards are generally made available to Tesla employees, this also means that Mr. Musk’s compensation is tied to the success of Tesla employees. In accordance with SEC rules, we are providing a ratio of (i) Mr. Musk’s 2025 annual total compensation to (ii) the median of the 2025 annual total compensation of all applicable qualifying Tesla employees other than Mr. Musk, in each case calculated pursuant to the disclosure requirements of “Executive Compensation for Fiscal Year 2025 — 2025 Summary Compensation Table” above. As we continue our expansion, the median annual total compensation of our employees reflects differences in local compensation scales and practices. However, these amounts rely on assumptions and projections made pursuant to accounting rules and are not necessarily indicative of the actual value that was or may be realized. In particular, the vast majority of the 2025 annual total compensation for Mr. Musk reflects an accounting-driven valuation for the 2025 CEO Performance Award, as to which no shares have vested as of the date of this filing, and which, upon vesting, is further subject to an offset of a number of shares equal to $334.09 per vested share, unless Mr. Musk elects to pay such offset amount in cash. In addition, the 2025 annual total compensation includes the value of the 2025 CEO Interim Award of approximately $26.1 billion, which was forfeited in its entirety in April 2026.
Mr. Musk’s 2025 annual total compensation, as reported under “Executive Compensation for Fiscal Year 2025 — 2025 Summary Compensation Table,” was $158,359,009,867, the vast majority of which reflects an accounting-driven valuation for the 2025 CEO Performance Award, as explained above, and the median 2025 annual total compensation of all other qualifying employees, as determined pursuant to the methodology set forth below, was $62,786. Consequently, the applicable ratio of such amounts for 2025 was 2,522,203:1. However, using the Total CEO realized compensation for 2025, such ratio was 0.00:1.
Our methodology for identifying the median of the 2025 annual total compensation for each individual other than Mr. Musk was as follows:
•
We selected December 31, 2025, which is within the last three months of 2025, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

•
We determined that as of December 31, 2025, Tesla and all our subsidiaries had 135,623 individuals qualifying for this analysis (full-time, part-time and temporary employees other than Mr. Musk, subject to the following bullet), of which approximately 43% were based outside of the U.S. and approximately 33% were production line employees.

•
We did not include in the population of qualifying individuals any employees of staffing agencies whose compensation is determined by such agencies.

•
We applied the requirements and assumptions required for the table under “Executive Compensation for Fiscal Year 2025 — 2025 Summary Compensation Table” above for each of such individuals to calculate the total annual compensation, including base salary or wages, performance-based commission payments, and equity awards based on their grant date fair values.

•
We converted any payment earned or paid in a foreign currency to U.S. dollars using the average of the prevailing conversion rates for the month of December 2025.

•
We selected the median of all total annual compensation amounts calculated in accordance with the foregoing.

Employee Risks
The Compensation Committee oversees management of risks relating to Tesla’s compensation plans and programs. Tesla’s management and the Compensation Committee have assessed the risks associated with Tesla’s compensation policies and practices for all employees, including non-executive officers. These include risks relating to setting ambitious targets for our employees’ compensation or the vesting of their equity awards and our emphasis on at-risk equity-based compensation, and the potential impact of such practices on the retention or decision-making of our employees, particularly our senior management. Based on the results of this assessment, Tesla

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does not believe that its compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on Tesla.
Compensation of Directors
2025 Director Compensation Table
The following table provides information concerning the compensation paid by us to each of our non-employee directors who served during any part of fiscal year 2025. Mr. Musk, who is a NEO, does not receive additional compensation for his services as a director.
The awards with respect to which values are provided under the column “Option Awards” below are exclusively stock options, which have realizable value only if they vest over time and to the extent, if any, that our stock price exceeds the applicable exercise prices. The values provided below for these awards are based on applicable accounting standards, and do not necessarily reflect the actual amounts realized or realizable pursuant to the underlying stock options.
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Robyn Denholm	—	—	—	—
Ira Ehrenpreis	—	—	—	—
Joe Gebbia	—	—	—	—
Jack Hartung	—	—	—	—
James Murdoch	—	—	—	—
Kimbal Musk	—	—	—	—
JB Straubel	—	—	—	—
Kathleen Wilson-Thompson	—	—	—	—

(1)
Reflects cash compensation for service on the Board and/or its applicable committees pursuant to Tesla’s outside director compensation policy (the “Director Compensation Policy”) and/or for service as Chair of the Board as previously approved by the Board, as applicable. The earning and payment of cash retainer payments payable to outside directors may be waived in whole or part at the election of the director. All eight of the outside directors have requested that the Company eliminate the future payment of all of their cash retainer amounts for service on the Board unless the director notifies the Company otherwise.

(2)
As of December 31, 2025, the aggregate number of shares underlying option awards outstanding for each of our non-employee directors with such awards was:

Name	Aggregate Number of Shares Underlying Options Outstanding
Robyn Denholm	49,387
Ira Ehrenpreis	—
Joe Gebbia	—
Jack Hartung	—
James Murdoch	—
Kimbal Musk	—
JB Straubel	—
Kathleen Wilson-Thompson	120,948

(3)
Reflects stock option grants for service on the Board or as members or chairs of Board committees that were automatically granted pursuant to the Director Compensation Policy. In June 2021, the Board unanimously adopted a resolution to forgo any automatic grants of annual stock option awards under the Director Compensation Policy or otherwise previously approved by the Board (the “Board Stock Option Grants”) until July 2022 unless the Board earlier acts to amend the Director Compensation Policy or otherwise amends such resolution. In May 2022, the Board agreed to further forgo the Board Stock Option Grants until the Board earlier acts to amend the Director Compensation Policy or otherwise amends such resolution. Under the Stipulation and Agreement of Compromise and Settlement

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(the “Detroit Settlement Agreement”) in connection with a derivative action brought by a purported Tesla shareholder regarding compensation awards granted to Tesla’s directors, other than Mr. Musk, between 2017 and 2020, the Board has permanently forgone the Board Stock Option Grants for 2021 and 2022, and the Board did not receive any compensation for Board service for 2021 and 2022. Ms. Denholm, Mr. Ehrenpreis, Mr. Kimbal Musk, Mr. Murdoch and Ms. Wilson-Thompson have also permanently forgone any compensation for Board service for 2023. See “Other Information” below for additional information regarding the Detroit Settlement Agreement.
Non-Employee Director Compensation Arrangements
Overview and Philosophy
The compensation program for Tesla’s non-employee directors is designed to be consistent with our compensation philosophy for our employees, with an emphasis on equity-based compensation over cash in order to align the value of their compensation with the market value of our stock, and consequently, with the long-term interests of our shareholders. Moreover, while we offer to our general employee population restricted stock units that will retain some value even if the market value of our stock decreases, the equity-based compensation to our directors has been exclusively in the form of stock options, which have zero initial value and accumulate value, if at all, only to the extent that our stock price increases following their grant, through the applicable vesting dates and until such stock options are ultimately exercised and the underlying shares are sold. The remaining portion of our directors’ compensation has consisted of cash retainer payments that are relatively modest compared to peer companies and that may be waived at the election of each director. Consequently, a large portion and, in some cases, the entirety, of each of our non-employee directors’ compensation is entirely at risk, and fluctuating stock prices have at times resulted in 100% of the vested stock options then held by each of our non-employee directors being out-of-the-money.
In 2020 and 2021, the Compensation Committee reviewed the Director Compensation Policy with the aid of Compensia and in light of Tesla’s exceptional performance and commitment to at-risk director compensation in the form of annual stock option awards to ensure continued alignment of the interests of directors with those of Tesla’s shareholders. Following such review, the Compensation Committee recommended that the Board approve a resolution that all existing directors forgo any automatic grants of annual stock option awards under the Director Compensation Policy or otherwise previously approved by the Board until July 2022 unless the Board earlier acts to amend the Director Compensation Policy or otherwise amends such resolution. In June 2021, the Board unanimously approved and adopted this resolution and in May 2022, the Board agreed to further forgo the Board Stock Option Grants until the Board earlier acts to amend the Director Compensation Policy or otherwise amends such resolution. The Compensation Committee intends to make further recommendations with respect to the Board’s compensation program for any directors who join the Board after the date of this resolution, as well as for future periods of service by existing directors, following further periodic reviews.
Other Information
Historically, the terms of our non-employee director stock option awards provided that, if following a change in control of Tesla, the service of a non-employee director were terminated, all unvested stock options granted to the director would fully vest and become immediately exercisable. There are currently no unvested stock option awards held by non-employee directors.
Non-employee directors may also have their travel, lodging and related expenses associated with attending Board or Board committee meetings reimbursed by Tesla.
On June 17, 2020, a Tesla shareholder filed a shareholder derivative complaint in the Delaware Chancery Court, purportedly on behalf of Tesla, against certain of Tesla’s current and former directors regarding compensation awards granted to Tesla’s directors, other than Mr. Musk, between 2017 and 2020. The suit asserts claims for breach of fiduciary duty and unjust enrichment and seeks declaratory and injunctive relief, unspecified damages and other relief.
On July 14, 2023, the parties filed the Detroit Settlement Agreement, which does not involve an admission of any wrongdoing by any party. In a January 13, 2025 final judgment, the Court of

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Chancery approved the settlement, and over Tesla’s objection, awarded plaintiff’s counsel fees in the amount of approximately $176 million.
Tesla appealed the amount of the attorneys’ fee award to the Delaware Supreme Court. On January 30, 2026, the Delaware Supreme Court agreed with Tesla’s appeal and reduced the attorneys’ fee award from $176 million to $71 million. The Supreme Court also affirmed the Court of Chancery’s approval of the Detroit Settlement Agreement.
In May 2025, the Company implemented certain provisions of the Detroit Settlement Agreement by cancelling the options requiring cancellation under its terms.
Pledging of Shares
The ability of our directors and executive officers to pledge Tesla stock for personal loans and investments is inherently related to their compensation due to our use of equity awards and promotion of long-termism and an ownership culture. Moreover, providing these individuals flexibility in financial planning without having to rely on the sale of shares aligns their interests with those of our shareholders.
In order to mitigate the risk of forced sales of pledged shares, the Board has a policy that limits pledging of Tesla stock by our directors and executive officers. Pursuant to this policy, directors and executive officers may pledge their stock (exclusive of options, warrants, restricted stock units or other rights to purchase stock) as collateral for loans and investments, provided that the maximum aggregate loan or investment amount collateralized by such pledged stock does not exceed (i) with respect to our CEO, the lesser of $3.5 billion and twenty-five percent (25%) of the total value of the pledged stock, or (ii) with respect to our directors and officers other than our CEO, fifteen percent (15%) of the total value of the pledged stock. Notwithstanding such limitations, to facilitate the orderly disposition of shares and avoid market disruption, the 2025 CEO Performance Award and the Implementation Agreement each provide that our CEO may pledge any shares of common stock that he beneficially owns (including, without limitation, shares awarded under the 2025 CEO Performance Award and the 2018 CEO Performance Award) for the purposes of satisfying the payment of taxes attributable to required tax withholding or any Offset Amount due in respect of the 2025 CEO Performance Award.
Example: A director (other than our CEO) pledges 1,000 shares as collateral for a loan, and the current stock price is $800 per share. The director may borrow up to 15% of 1,000 x $800, or $120,000, against such shares. If the stock price later increases to $1,600 per share, the director may borrow up to an additional $120,000 against the pledged shares. If the director borrows the full allowable amount of $240,000 and the stock price then decreases to $1,200, the director must repay $60,000 to maintain compliance with the 15% limit under the pledging policy.
See “Ownership of Securities” below for information regarding any shares pledged by our directors or executive officers as of September 30, 2026; however, such pledging does not indicate the extent to which there may be actual borrowings against such shares as of such date, which may be substantially less than the value of the shares pledged. As of December 31, 2025, based on written representations of our directors and executive officers to the Company, the aggregate loan or investment amount collateralized by our directors and executive officers’ pledged shares was less than 1% of the total value of the pledged shares.
We require our directors and executive officers to make written representations, at least annually, that he or she is in compliance with our pledging policy. If a director or executive officer wishes to take a loan collateralized by pledged stock, Tesla management works with the director or executive officer during the original loan approval, and subsequently monitors compliance with this policy by regularly reviewing and requesting updates from the applicable director or executive officer on his or her pledged stock amount and loan amount. If necessary, Tesla management will report to the Board or its committees the extent to which any officer or director has pledged shares of Company stock. We believe that this monitoring is effective and includes appropriate controls, and we have confirmed that each of our directors and executive officers who has pledged stock is and has been compliant with this policy since our last confirmation.

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Equity Compensation Plan Information
The following table summarizes the number of securities underlying outstanding options, stock awards, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Tesla’s equity compensation plans as of December 31, 2025.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	361,118,046	47.58	158,290,410(3)
Equity compensation plans not approved by security holders	150(4)	—	—
Total	361,118,196	47.58	158,290,410

(1)
Consists of options to purchase shares of our common stock, including the 2018 CEO Performance Award, and restricted stock unit awards representing the right to acquire shares of our common stock. Does not include shares of restricted stock that have been issued under the 2025 CEO Performance Award and the 2025 CEO Interim Award (which was forfeited in its entirety in April 2026). The 2018 CEO Performance Award was exercised in full in June 2026.

(2)
The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price.

(3)
Consists of 64,682,073 shares remaining available for issuance under the A&R 2019 Equity Incentive Plan, and 93,608,337 shares remaining available for issuance under the Tesla, Inc., 2019 Employee Stock Purchase Plan.

(4)
Consists of restricted stock unit awards that were assumed in connection with acquisitions. No additional awards may be granted under the plans pursuant to which such awards were initially granted.

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Certain Relationships and Related Person Transactions
Review of Related Person Transactions
In accordance with the charter for the Audit Committee of the Board and our written Policies and Procedures with Respect to Related Person Transactions (“RPT Policy”), our Audit Committee reviews and approves any related person transactions.
For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.
Under the RPT Policy, the Audit Committee must review and approve all transactions in which (i) Tesla or one of its subsidiaries is a participant, (ii) the amount involved exceeds $120,000 and (iii) a related person has a direct or indirect material interest, other than transactions available to all Tesla employees generally.
In assessing a related person transaction brought before it for approval, the Audit Committee considers, among other factors, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may then approve or disapprove the transaction in its discretion, or may request additional information.
Related person transactions will be disclosed in the applicable SEC filing as required by the rules of the SEC.
Related Person Transactions
Elon Musk is an executive officer, director and/or significant shareholder of SpaceX, X, xAI and TBC. In March 2025, xAI and X effected a transaction under which xAI and X became wholly-owned subsidiaries of a new parent company named X.AI Holdings Corp. On February 2, 2026, xAI Holdings was acquired by and became a wholly owned subsidiary of SpaceX pursuant to a merger transaction.
As previously disclosed, on January 16, 2026, Tesla entered into an agreement with xAI Holdings to invest approximately $2.00 billion to acquire shares of Series E Preferred Stock of xAI Holdings. In connection with the investment, Tesla and xAI also entered into a framework agreement that, among other things, builds upon the existing relationship between Tesla and xAI by providing a framework for evaluating potential collaborations, with any specific projects to be implemented through separate negotiations. As a result of the SpaceX and xAI Holdings merger, Tesla’s right to acquire shares of Series E Preferred Stock of xAI Holdings under the previously disclosed agreement with xAI Holdings was converted into the right to acquire shares of Class A common stock of SpaceX in accordance with the terms of the underlying merger agreement. Tesla completed its investment of approximately $2.00 billion to acquire shares of Class A common stock of SpaceX on March 12, 2026.
SpaceX is party to certain commercial, licensing and support agreements with Tesla. Under these agreements, Tesla incurred expenses of approximately $11.4 million in 2025 and $1.5 million through February 2026. Tesla also recognized revenue of approximately $143.3 million in 2025, primarily for the sale of vehicles at rates generally available to unaffiliated third parties under the same or similar circumstances, and approximately $0.1 million through February 2026.
Since April 2016, SpaceX has invoiced Tesla for our use of an aircraft owned and operated by SpaceX at rates determined by Tesla and SpaceX, subject to rules of the Federal Aviation Administration governing such arrangements. Tesla incurred expenses of approximately $0.4 million in 2025 and approximately $0.02 million through February 2026.
As part of a multi-platform advertising campaign, Tesla directly or indirectly purchased advertising on X, and incurred expenses of approximately $3.3 million in 2025.
xAI is party to certain commercial, consulting and support agreements with Tesla. Under these agreements, Tesla incurred expenses of approximately $4.0 million in 2025 and $0.2 million through February 2026. Tesla also recognized revenue of approximately $430.1 million in 2025 and

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approximately $78.1 million through February 2026, primarily for the sale of our Megapack products. In addition, Tesla recognized approximately $0.3 million in 2025 and $0.03 million through February 2026 in Other Income (expense) for consulting and support services provided to xAI.
TBC is party to certain commercial agreements with Tesla. Under these agreements, Tesla incurred expenses of approximately $0.9 million in 2025.
We are party to a service agreement with a security company owned by Elon Musk and organized to provide security services concerning him, including in connection with his duties to and work for Tesla. Tesla incurred expenses of approximately $4.8 million for such security services in 2025 and approximately $1.3 million through February 2026, representing a portion of the total cost of security services concerning Elon Musk.
JB Straubel is the Chief Executive Officer of Redwood. Redwood is party to commercial agreements with Tesla. Under these agreements, Tesla incurred expenses of approximately $3.3 million in 2025 and $0.7 million through February 2026. Tesla also recognized approximately $12.9 million in 2025 and approximately $1.1 million through February 2026 as a reduction of cost of revenues for the sale of certain scrap materials to Redwood.
A son-in-law of Jack Hartung has been a non-executive, salaried employee of Tesla since December 2016, and does not share a household with Mr. Hartung. He is currently a Senior Program Manager at Tesla and earned total compensation for fiscal year 2025, including the value of equity incentives, of approximately $150,000. This compensation was determined in accordance with Tesla’s compensation practices applicable to employees with similar qualifications and responsibilities and holding similar positions.
Other Transactions
Tesla periodically does business with certain entities with which its directors are affiliated. Such transactions are done on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.
In the ordinary course of business, we enter into offer letters with our executive officers. We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of formation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by applicable law.

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Delinquent Section 16(a) Reports
Under Section 16 of the Exchange Act, Tesla’s directors, executive officers and any persons holding more than 10% of Tesla’s common stock are required to report initial ownership of Tesla common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Tesla is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely upon a review of forms filed with the SEC and the written representations of such persons for their 2025 fiscal year transactions, Tesla is aware of no late Section 16(a) filings.

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Ownership of Securities
The following table sets forth certain information regarding the beneficial ownership of Tesla’s common stock, as of September 30, 2026, for the following:
•
Each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our common stock;

•
Each of our current non-employee directors;

•
Each of our current executive officers named in the 2025 Summary Compensation Table of this proxy statement; and

•
All current directors and executive officers of Tesla as a group.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of September 30, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Applicable percentage ownership is based on 3,952,648,559 shares of Tesla’s common stock outstanding at September 30, 2026.
Unless otherwise indicated, all persons named below can be reached at Tesla, Inc., 1 Tesla Road, Austin, Texas 78725.
Beneficial Owner Name	Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
5% Shareholders
Elon Musk(2)	699,580,882	19.8%
Vanguard Capital Management(3)	210,796,512	5.3%
NEOs & Directors
Elon Musk(2)	699,580,882	19.8%
Vaibhav Taneja(4)	1,499,490	*
Tom Zhu(5)	2,263,273	*
Robyn Denholm(6)	134,387	*
Ira Ehrenpreis	855,394	*
Joe Gebbia	4,111	*
Jack Hartung	—	*
James Murdoch(7)	734,306	*
Kimbal Musk(8)	1,376,373	*
JB Straubel	—	*
Kathleen Wilson-Thompson	48,399	*
All current executive officers and directors as a group (11 persons)(9)	706,496,615	20.0%

*
Represents beneficial ownership of less than 1%.

(1)
Unless specified in the footnotes below, no adjustments have been made to the shares outstanding for purposes of calculating the beneficial ownership percentages included in this table.

68   2026 Proxy Statement

(2)
Includes (i) 413,152,109 shares held of record by the Elon Musk Revocable Trust dated July 22, 2003; and (ii) 286,428,773 shares of restricted stock that were issued to Mr. Musk upon exercise of the 2018 CEO Performance Award and are subject to a service-based forfeiture condition in accordance with the terms of the Implementation Agreement, but are otherwise issued and outstanding and carry voting rights that may be exercised by Mr. Musk. Amounts do not include 423,743,904 shares of restricted stock granted to Mr. Musk pursuant to the 2025 CEO Performance Award, which shares are subject to a voting agreement (the “Voting Agreement”) and over which an irrevocable proxy has been given to Tesla’s corporate secretary to vote the shares proportionately to the votes of all shares of the Company other than the Unearned Shares, including shares otherwise owned by Mr. Musk, in accordance with the terms of the Voting Agreement. As such, Mr. Musk does not have dispositive or voting control over these shares. Corresponding adjustments have been made to the shares outstanding for purposes of calculating the percentage of shares beneficially owned by Mr. Musk. Includes 207,498,721 shares pledged as collateral to secure certain personal indebtedness.

(3)
Includes shares beneficially owned by Vanguard Capital Management, of which Vanguard Capital Management has sole voting power over 27,945,729 shares and sole dispositive power over 210,796,512 shares. The address for Vanguard Capital Management is 100 Vanguard Blvd., Malvern, PA 19355. The foregoing information is based solely on Schedule 13G of Vanguard Capital Management filed on April 30, 2026, which we have no reason to believe is incomplete or inaccurate and on which we are relying pursuant to applicable SEC regulations.

(4)
Includes (i) 111,000 shares held by grantor retained annuity trusts and (ii) 1,362,518 shares issuable upon exercise of options exercisable within 60 days after September 30, 2026.

(5)
Includes (i) 47,600 shares held by Magical Blake Global Limited and (ii) 2,195,673 shares issuable upon exercise of options exercisable within 60 days after September 30, 2026.

(6)
Includes 49,387 shares issuable upon exercise of options exercisable within 60 days after September 30, 2026.

(7)
Includes (i) 577,031 shares held by JRM Revocable Trust and (ii) 157,275 shares held by the Seven Hills Trust.

(8)
Includes 1,376,373 shares pledged as collateral to secure certain personal indebtedness.

(9)
Includes 3,607,578 shares issuable upon exercise of options held by our current executive officers and directors within 60 days after September 30, 2026. Excludes 423,743,904 shares of restricted stock granted to Mr. Musk pursuant to the 2025 CEO Performance Award. See note (2) above for more information. Corresponding adjustments have been made to the shares outstanding for purposes of calculating the percentage of shares beneficially owned by all current executive officers and directors as a group.

2026 Proxy Statement   69

Audit-Related Matters
Audit Committee
Members
ROBYN DENHOLM (CHAIR)
JOE GEBBIA
JACK HARTUNG
JAMES MURDOCH

Composition
Our Audit Committee is composed of four directors: Robyn Denholm (Chair), Joe Gebbia, Jack Hartung and James Murdoch. The Audit Committee is comprised solely of directors who satisfy applicable independence and other requirements under Nasdaq listing standards and applicable securities laws. The Board has determined that each of Ms. Denholm and Mr. Hartung is an “audit committee financial expert” as defined in the rules of the SEC.
Oversight
The Audit Committee assists the Board in fulfilling its responsibilities by:
•
Providing oversight, recommendations, and under specified thresholds, approvals, regarding significant financial matters and investment practices, including any material acquisitions and divestitures;

•
Monitoring the integrity of Tesla’s financial statements and Tesla’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; and

•
Reviewing the adequacy and effectiveness of Tesla’s internal control policies and procedures in addition to Tesla’s risk management, data privacy, data security and SI.

In addition to overseeing key risks in the areas of data security and privacy, crisis risk management, ethics and compliance, and sustainability, as discussed below, the Audit Committee is also responsible for overseeing risks in other areas of our business and operations.
Additional Key Objectives
Data Security
The Audit Committee is responsible for reviewing the adequacy and effectiveness of Tesla’s policies and practices with respect to data security risk exposures, and providing oversight over Tesla’s data security policies and monitoring programs. The Audit Committee receives regular updates from senior management, including our Chief Information Officer, on data security risk reviews of Tesla’s key business segments and products, procedures to assess and address data security risk and the effectiveness of data security technologies and solutions deployed internally.
Data Privacy
Privacy is integral to our business and Tesla is committed to the protection of the personal data which it processes as part of its business and on behalf of customers. We have established a robust global privacy program with oversight by executive management, an independent Data Protection Officer for our European regulated entities, and, at the Board level, our Audit Committee. Our governance and accountability measures promote core principles of data privacy, while the collaborative effort between our Information Security Team and Legal Team enables us to meet our regulatory requirements and demonstrate compliance. For more information on our data privacy policies and principles, please refer to the Privacy, Security and AI section of our 2025 Impact Report.

70   2026 Proxy Statement

Crisis Risk Management
In response to extraordinary events, the Audit Committee receives regular updates from senior management.
Ethics
The Audit Committee has oversight of Tesla’s compliance with legal, regulatory and ethical compliance programs. The Audit Committee has established procedures for the receipt, retention and treatment of complaints about accounting, internal controls over financial reporting or audit matters, and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or audit matters. We encourage employees and third parties to report concerns about our internal controls over financial reporting, auditing matters or any other ethical wrongdoing. To report such a concern, please visit https://digitalassets.tesla.com/tesla-contents/image/upload/Business_Code_Of_Ethics where you will find various reporting options.
Sustainability
The Audit Committee is responsible for reviewing and discussing the assessment of the Company’s annual Impact Report, and, as deemed appropriate, other sustainability-related disclosures.
Selection & Oversight of External Auditor
The Audit Committee appoints, compensates, oversees and manages Tesla’s relationship with its independent registered public accounting firm, which reports directly to the Audit Committee. In selecting PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the Audit Committee annually evaluates the firm’s qualifications and performance; the quality and candor of its communications with the Audit Committee and the Company; independence and integrity; efficiency and the appropriateness of fees; benefits of audit firm or lead partner rotations; and the comprehensiveness of evaluations of internal controls. The Audit Committee also considers the relative costs, benefits, challenges and other potential impacts of selecting a different independent public accounting firm.
In reviewing and approving audit and non-audit service fees, the Audit Committee considers a number of factors, including the scope and quality of work, as well as an assessment of the impact on auditor independence of non-audit fees and services. During the course of the fiscal year, the Audit Committee is given regular updates regarding audit-related and non-audit-related fees.
Audit Committee Report
The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Tesla’s consolidated financial statements, our internal controls over financial reporting, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

2026 Proxy Statement   71

The management of Tesla is responsible for establishing and maintaining internal controls and for preparing Tesla’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.
The Audit Committee has:
•
Reviewed and discussed the audited financial statements with Tesla management and with PricewaterhouseCoopers LLP, Tesla’s independent registered public accounting firm;

•
Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

•
Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP its independence.

Based upon these discussions and review, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Tesla’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Members of the Audit Committee:
Robyn Denholm (Chair)
Joe Gebbia
Jack Hartung
James Murdoch
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

72   2026 Proxy Statement

Other Matters
Tesla knows of no other matters to be submitted at the 2026 Annual Meeting. If any other matters properly come before the 2026 Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.
It is important that your shares be represented at the 2026 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the proxy card in the envelope that will have been provided.
THE BOARD OF DIRECTORS
Austin, Texas
October 19, 2026

2026 Proxy Statement   73

Questions and Answers About the
2026 Annual Meeting and Procedural Matters
Q	Why am I receiving these proxy materials?
A
The Board has made available on the Internet or is providing to you in printed form these proxy materials. We do this in order to solicit voting proxies for use at Tesla’s 2026 Annual Meeting to be held on December 3, 2026, at 3:00 p.m. Central Time, and at any adjournment or postponement thereof. If you are a shareholder of record and you submit your proxy to us, you direct certain of our officers to vote your shares of Tesla common stock in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being made available or distributed to you on or about October 19, 2026. As a shareholder, you are invited to attend the 2026 Annual Meeting, and we request that you vote on the proposals described in this proxy statement as further discussed herein.

Q	Can I attend the 2026 Annual Meeting?
A
Tesla expects to accommodate a limited number of shareholders in person at the 2026 Annual Meeting due to capacity restrictions. To maximize fairness, Tesla will conduct a random drawing to determine shareholders’ eligibility to attend in person. If you were a shareholder of record or a beneficial owner at the close of business on October 13, 2026 (the “Record Date”), you must register on our shareholder platform at www.tesla.com/teslaaccount/subscription-preferences to be eligible for the drawing. The drawing will be held strictly in accordance with the rules and terms described at www.tesla.com/2026shareholdermeeting, and we will be unable to make any exceptions.

In addition, you may attend the 2026 Annual Meeting virtually via the Internet at http://www.virtualshareholdermeeting.com/TSLA2026. The meeting will begin at 3:00 p.m. Central Time. If you choose to attend the 2026 Annual Meeting virtually via the Internet, we encourage you to access the meeting prior to the start time, leaving ample time for login.

Q	Where is the 2026 Annual Meeting?
A
The 2026 Annual Meeting will be held at Gigafactory Texas, located at 1 Tesla Road, Austin, Texas 78725, and virtually via the Internet at http://www.virtualshareholdermeeting.com/TSLA2026. Shareholders who are selected in the random drawing may request directions to the 2026 Annual Meeting in person by contacting our investor relations at ir@tesla.com.

Q	Will I be able to view the 2026 Annual Meeting via the Internet?
A
Yes. You may attend the 2026 Annual Meeting virtually via the Internet at http://www.virtualshareholdermeeting.com/TSLA2026. We will also webcast the 2026 Annual Meeting live via the Internet at www.tesla.com/2026shareholdermeeting.

74   2026 Proxy Statement

Q	Who is entitled to vote at the 2026 Annual Meeting?
A
You may vote your shares of Tesla common stock if you owned your shares at the close of business on the Record Date. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented. See the questions entitled “How can I vote my shares in person at the 2026 Annual Meeting?”, “How can I vote my shares virtually at the 2026 Annual Meeting?” and “How can I vote my shares without attending the 2026 Annual Meeting?” below for additional details.
As of the Record Date, we had 3,952,730,153 shares of common stock outstanding and entitled to vote at the 2026 Annual Meeting.

Q	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A
You are the “shareholder of record” of any shares that are registered directly in your name with Tesla’s transfer agent, Computershare Trust Company, N.A. A minority of our shareholders are shareholders of record. We have sent the Notice of Internet Availability directly to you if you are a shareholder of record. As a shareholder of record, you may grant your voting proxy directly to Tesla or to a third party or vote in person or virtually at the 2026 Annual Meeting as described more fully below.

You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf by a brokerage account, or by a bank or another intermediary that is the shareholder of record for those shares. The vast majority of our shareholders are beneficial owners. If you are a beneficial owner, you did not receive a Notice of Internet Availability directly from Tesla, but your broker, bank or other intermediary forwarded you a notice together with voting instructions for directing that organization how to vote your shares. You may also attend the 2026 Annual Meeting in person (if you are eligible per our random drawing to attend in person), but because a beneficial owner is not a shareholder of record, you may not vote in person at the 2026 Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote such shares at the 2026 Annual Meeting.

Q	How can I vote my shares in person at the 2026 Annual Meeting?
A
You may vote shares for which you are the shareholder of record in person (if you are eligible per our random drawing to attend in person) at the 2026 Annual Meeting. You may vote shares for which you are the beneficial owner in person (if you are eligible per our random drawing to attend in person) at the 2026 Annual Meeting only if you obtain a “legal proxy” from the broker, bank or other intermediary that holds your shares, giving you the right to vote such shares. Even if you plan to attend the 2026 Annual Meeting in person (if you are eligible per our random drawing to attend in person), we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the 2026 Annual Meeting?” so that your vote will be counted even if you later decide not to attend the 2026 Annual Meeting.

Q	How can I vote my shares virtually at the 2026 Annual Meeting?
A
In order to join, submit questions and vote virtually via the Internet at the 2026 Annual Meeting, you will need a 16-digit secure “control number” unique to you, which you may obtain as follows.
•
If you are a “shareholder of record” with shares registered directly in your name with our

2026 Proxy Statement   75

transfer agent, Computershare Trust Company, N.A. (a minority of Tesla shareholders), you can find the control number on the Notice of Internet Availability or paper proxy card that was sent to you.
•
If you are a beneficial owner of shares held in street name:

»
The voting instruction form sent to you by your broker, bank or other intermediary should indicate whether the institution has a process for beneficial owners to provide voting instructions over the Internet or by telephone. If your brokerage firm, bank or other intermediary gives you this opportunity, the voting instructions from the brokerage firm, bank or other intermediary that accompany these proxy materials will tell you how to use the Internet or telephone to direct the vote of shares held in your account.

»
If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker, bank or other intermediary. Shareholders who vote by Internet or by telephone need not return a proxy card or voting instruction form by mail.

Even if you plan to attend the 2026 Annual Meeting virtually via the Internet, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the 2026 Annual Meeting?” so that your vote will be counted even if you later decide not to attend the 2026 Annual Meeting.

Q	How can I vote my shares without attending the 2026 Annual Meeting?
A
Whether you hold shares as a shareholder of record or a beneficial owner, you may direct how your shares are voted without attending the 2026 Annual Meeting by the following means:
By Internet — Shareholders of record with Internet access may submit proxies by following the voting instructions on the Notice of Internet Availability until 10:59 p.m. Central Time on December 2, 2026. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for Internet voting availability.
By telephone — Shareholders of record who live in the United States (or its territories) or Canada may request a paper proxy card from Tesla by following the procedures in the Notice of Internet Availability, and submit proxies by following the applicable “Vote by Phone” instructions on the proxy card. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for telephone voting availability.
By mail — Shareholders of record may request a paper proxy card from Tesla by following the procedures in the Notice of Internet Availability. If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by completing, signing and dating the voting instructions in the notice provided by your broker, bank or other intermediary and mailing it in the accompanying pre-addressed envelope.

Q	How many shares must be present or represented to conduct business at the 2026 Annual Meeting?
A
The shareholders of record of a majority of the shares entitled to vote at the 2026 Annual Meeting must either (i) be present in person or virtually via the Internet at the 2026 Annual Meeting or (ii) have properly submitted a proxy in order to constitute a quorum at the 2026 Annual Meeting.

76   2026 Proxy Statement

Under the Texas Business Organizations Code (the “TBOC”), all shares entitled to vote that are present or represented by proxy at our 2026 Annual Meeting are counted for the purposes of determining whether a quorum is present at the 2026 Annual Meeting, including abstentions and broker “non-votes.” Please see the question entitled “What is the effect of a broker “non-vote”?” below for additional information on broker non-votes.

Q	What proposals will be voted on at the 2026 Annual Meeting?
A
The proposals scheduled to be voted on at the 2026 Annual Meeting are:
TESLA PROPOSALS
»
A Tesla proposal to elect three Class I directors to serve for a term of three years, or until their respective successors are duly elected and qualified (Proposal One);

»
A Tesla proposal for a non-binding advisory vote approving 2025 executive compensation (Proposal Two); and

»
A Tesla proposal for the ratification of the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Three).

Q	What is the voting requirement to approve each of the proposals?
A	Proposal	Vote Required	Broker Discretionary Voting Allowed
Tesla Proposals:
	Proposal One — Tesla proposal to elect three Class I directors to serve for a term of three years, or until their respective successors are duly elected and qualified	Majority of the shares present in person or represented by proxy and entitled to vote on the election of directors	No
	Proposal Two — Tesla proposal for a non-binding advisory vote approving 2025 executive compensation	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	No

Proposal Three — Tesla proposal for the ratification of the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2026
		Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	Yes
Q	What will happen if a proposal receives the required votes?
A
Proposal One is a binding resolution for the election of Elon Musk, Robyn Denholm and JB Straubel. This means that each of Messrs. Musk and Straubel and Ms. Denholm will be elected if each receives the required votes.

Proposals Two and Three are advisory proposals. This means that the outcome of the votes on these proposals is not binding on the Company. However, the Board values the opinions of our shareholders and will consider our shareholders’ feedback, including what, if any, actions may be appropriate in response to the outcome of these votes.

2026 Proxy Statement   77

Q	How will the shares subject to Tesla’s voting agreement with Mr. Musk be voted at the 2026 Annual Meeting?
A
The 423,743,904 shares of restricted common stock issued to Mr. Musk under the 2025 CEO Performance Award are issued and outstanding and entitled to vote. However, until a tranche becomes “Earned Shares,” Mr. Musk cannot direct the vote of the shares in that tranche. Under the voting agreement between Tesla and Mr. Musk (the “Voting Agreement”), Tesla’s Corporate Secretary holds an irrevocable proxy to vote all such “Unearned Shares” on each matter in the same proportions as all other shares present and entitled to vote on that matter, including shares otherwise owned by Mr. Musk.

The Corporate Secretary will determine the applicable proportions in good faith, including the treatment of abstentions, non-votes and broker non-votes.

Once a tranche becomes Earned Shares, Mr. Musk may direct the vote of the shares in that tranche. As of the date of this proxy statement, none of the 12 tranches had become Earned Shares, and all 423,743,904 shares remained subject to the Voting Agreement. See “Executive Compensation for Fiscal Year 2025 — Compensation Discussion and Analysis — Chief Executive Officer Compensation — Equity Compensation — 2025 CEO Performance Award” for additional information.

Q	How are votes counted?
A
All shares entitled to vote and that are voted in person at the 2026 Annual Meeting will be counted, and all shares represented by properly executed and unrevoked proxies received prior to the 2026 Annual Meeting will be voted at the 2026 Annual Meeting as indicated in such proxies. Please see the question entitled “What is the voting requirement to approve each of the proposals?” above for additional information on the voting requirements for each proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nominees for election as director (Proposal One), and on each of Proposals Two and Three.

Abstentions with respect to any director nominee (Proposal One) or any of Proposals Two and Three will have the same effect as a vote against such nominee or Proposal. Consequently, each director nominee will be elected, and each of Proposals Two and Three will be approved or ratified, as applicable, only if the number of shares voted “FOR” such nominee or Proposal exceeds the total number of shares voted “AGAINST” or to “ABSTAIN” with respect to such nominee or Proposal.

Q	What is the effect if I do not cast a vote or if I submit a proxy but do not specify how my shares are to be voted?
A
If you are a shareholder of record and you do not vote by proxy card, by telephone or via the Internet before the 2026 Annual Meeting, or in person (if you are eligible per our random drawing to attend in person) or virtually via the Internet at the 2026 Annual Meeting, your shares will not be voted at the 2026 Annual Meeting. If you submit a proxy, but you do not provide voting instructions, your shares will be voted in accordance with the recommendation of the Board.

If you are a beneficial owner and you do not provide the organization that is the shareholder of record for your shares with voting instructions, the organization will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers, banks and other intermediaries have the discretion to vote on routine matters, such as Proposal Three, but do not have discretion to vote on non-routine matters such as Proposals One and Two. Therefore, if you do not provide voting instructions to that organization, it may vote your shares only on Proposal Three and any other routine matters properly presented for a vote at the 2026 Annual Meeting.

78   2026 Proxy Statement

Q	What is the effect of a broker “non-vote”?
A
An organization that holds shares of Tesla’s common stock for a beneficial owner will have the discretion to vote on routine proposals if it has not received voting instructions from the beneficial owner at least ten days prior to the 2026 Annual Meeting. A broker “non-vote” occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not receive voting instructions from the beneficial owner and does not have the discretion to vote the shares. A broker “non-vote” will be counted for purposes of calculating whether a quorum is present at the 2026 Annual Meeting. However, broker “non-votes” will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular nominee or proposal as to which that broker “non-vote” occurs. Thus, a broker “non-vote” will not impact our ability to obtain a quorum for the 2026 Annual Meeting and will not otherwise affect the approval of Proposals One and Two.

As described above, broker non-votes are not expected to occur in connection with Proposal Three.
Q	How does the Board recommend that I vote?
A
The Board recommends that you vote your shares:
»
“FOR” the Tesla proposal to elect three Class I directors to serve for a term of three years, or until their respective successors are duly elected and qualified (Proposal One);

»
“FOR” the Tesla proposal for a non-binding advisory vote approving 2025 executive compensation (Proposal Two); and

»
“FOR” the Tesla proposal for the ratification of the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Three).

Q	What happens if additional matters are presented at the 2026 Annual Meeting?
A
If any other matters are properly presented for consideration at the 2026 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2026 Annual Meeting to another time or place, the persons named as proxy holders, Vaibhav Taneja and Brandon Ehrhart, or either of them, will have discretion to vote the proxies held by them on those matters in accordance with their best judgment. Tesla does not currently anticipate that any other matters will be raised at the 2026 Annual Meeting.

Q	Can I change my vote?
A
You retain the power to change or revoke your proxy at any time before it is voted at the 2026 Annual Meeting. If you are a shareholder of record, you may change your vote (i) by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above in the question entitled “How can I vote my shares without attending the 2026 Annual Meeting?,” (ii) by providing a written notice of revocation to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department, with a copy sent by e-mail to shareholdermail@tesla.com, prior to your shares being voted, or (iii) by attending the 2026 Annual Meeting and voting in person (if you are eligible per our random drawing to attend in person) or virtually via the Internet, which will supersede any proxy previously submitted by you. However, merely attending the meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

If you are a beneficial owner of shares held in street name, you may generally change your

2026 Proxy Statement   79

vote by (i) submitting new voting instructions to your broker, bank or other intermediary or (ii) if you have obtained a “legal proxy” from the organization that holds your shares giving you the right to vote your shares, by attending the 2026 Annual Meeting and voting in person (if you are eligible per our random drawing to attend in person) or virtually via the Internet. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

Q	What should I do if I receive more than one Notice of Internet Availability, notice from my broker, bank or other intermediary, or set of proxy materials?
A
You may receive more than one Notice of Internet Availability, notice from your broker, bank or other intermediary, or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you are a beneficial owner with shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each Tesla proxy card or voting instruction card that you receive, and/or follow the voting instructions on each Notice of Internet Availability or other notice you receive, to ensure that all your shares are voted.

Q	Is my vote confidential?
A
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Tesla or to third parties, except: (i) as necessary for applicable legal requirements, (ii) to allow for the tabulation and certification of the votes and (iii) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to Tesla management.

Q	Who will serve as inspector of election?
A	The inspector of election will be The Carideo Group, an independent corporate election inspection service.
Q	Where can I find the voting results of the 2026 Annual Meeting?
A
We will publish final voting results in our Current Report on Form 8-K, which will be filed with the SEC and made available on its website at www.sec.gov within four (4) business days of the 2026 Annual Meeting.

Q	Who will bear the cost of soliciting votes for the 2026 Annual Meeting?
A
Tesla’s Board is soliciting your vote for matters being submitted for shareholder approval at the 2026 Annual Meeting. Tesla will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our directors, officers and employees may also solicit proxies in person, telephonically, electronically or by other means. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so.

We have retained Innisfree M&A Incorporated (“Innisfree”), 500 Fifth Avenue, 21st Floor, New York, NY 10110, to aid in the solicitation. Pursuant to Tesla’s agreement with Innisfree,

80   2026 Proxy Statement

Innisfree will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from Tesla’s shareholders on Tesla’s behalf in connection with the 2026 Annual Meeting. For these and related advisory services, we will pay Innisfree a base fee of approximately $100,000 and a success fee in the event shareholders vote to approve Tesla’s proposals, in an amount determined by Tesla in its sole discretion, as well as reimburse them for certain out-of-pocket disbursements and expenses. The actual amount finally spent could be higher or lower depending on changing facts and circumstances in connection with this solicitation.

Q	What is the Voluntary Retail Voting Program?
A	We have adopted a “Voluntary Retail Voting Program” to enhance retail shareholder participation and facilitate voting at shareholder meetings.

After you have cast your votes for this 2026 Annual Meeting through most electronic voting platforms (e.g., ProxyVote.com and Say by Robinhood), you will be given the opportunity to enroll in the Voluntary Retail Voting Program for future meetings. If you enroll, you will be giving Tesla a standing instruction to vote your shares at future meetings (not the 2026 Annual Meeting). You will continue to receive proxy materials for all future meetings and will still have the opportunity to vote at any future meeting. However, if you do not choose to vote at a future meeting, your shares will still be represented and will be voted in accordance with your standing instructions.

The Voluntary Retail Voting Program is a practical tool to empower retail voice and is available at no fee. This is all explained in more detail in the following paragraphs.

How does it work? — If you choose to enroll in the Voluntary Retail Voting Program, you are providing a standing instruction to Tesla to vote your eligible shares at all future meetings. As a result, your shares will be voted without any further action or steps by you until you opt out.

If I choose to enroll, what are my standing instruction choices? — You will have two choices. The first is to have your shares voted with the recommendations of Tesla’s Board of Directors on all matters. The second is to have your shares voted with the recommendations of Tesla’s Board of Directors on all matters except any contested director election or any acquisition, merger or divestiture transaction that, under applicable state law or stock exchange rules, requires approval of Tesla’s shareholders (each, a “Special Matter”). You also will have the choice to opt out of the Voluntary Retail Voting Program. If you enroll, you will remain in the Voluntary Retail Voting Program until you opt-out.

Will I still be able to vote at future meetings? — Yes. Whether or not you enroll, you will continue to receive all proxy materials filed and distributed to shareholders for each shareholder meeting, free of charge, which will outline all proposals and the recommendations of Tesla’s Board of Directors. You can then decide to vote using those proxy materials, which will override your standing instruction. The most recent vote you submit before the closing of polls will take precedence.

How can I change or cancel my standing instruction? — You will receive a reminder at least once a year that you have enrolled in the program. This reminder will inform you of the standing instruction you have selected and remind you of your ability to (1) override the standing instruction for any vote by voting using the proxy materials and (2) change or cancel your standing instruction, at any time and at no cost, for future meetings. You can opt out of the program at any time and at no cost by following the instructions in the reminder, which will cancel the standing instruction for future meetings.

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If you choose to have your standing instruction apply to all matters, you also will receive a reminder before any meeting that involves a Special Matter. The reminders you receive about the program will include instructions on how to change your standing instruction or opt out for future meetings. For more information, see our website at https://ir.tesla.com/voluntary-retail-voting-program.

Will standing instructions apply for this meeting? — No. If you choose to enroll, your standing instruction will only apply for future meetings, which is any shareholder meeting (including any adjourned or postponed meeting) for which a definitive proxy statement has not yet been filed with the SEC. Therefore, it is important that you still vote your shares at this meeting: please cast your votes for the 2026 Annual Meeting in a timely manner by following the voting instructions in the proxy materials.

Q What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?
A
You may submit proposals, including recommendations of director candidates, for consideration at any future shareholder meetings, to the extent consistent with applicable law and our governance documents.

Proposals for inclusion in Tesla’s proxy materials pursuant to Rule 14a-8 — Shareholders may submit proper proposals for inclusion in Tesla’s proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals in writing in a timely manner to:

Tesla, Inc. 1 Tesla Road Austin, Texas 78725 Attention: Legal Department — Shareholder Mail
with a copy sent by e-mail to shareholdermail@tesla.com.

Any correspondence that is not addressed precisely in accordance with the foregoing, including any correspondence directed to a specific individual, may not be received timely or at all, and we strongly recommend that you also send such correspondence by e-mail and verify that you receive a confirmation of receipt from Tesla.

In order to be proper and included in the proxy statement for an Annual Meeting of Shareholders in 2027 (a “2027 Annual Meeting”), shareholder proposals must be entitled to be included under Rule 14a-8 of the Exchange Act, as and to the extent such rule may be in effect at the applicable time with respect to such meeting. Pursuant to Rule 14a-8 as currently in effect, such a proposal would need to be received in accordance with the above instructions no later than June 21, 2027, provided that if the date of a 2027 Annual Meeting is more than 30 days from the one-year anniversary of the 2026 Annual Meeting, the deadline will instead be a reasonable time before we begin to print and send our proxy materials for a 2027 Annual Meeting.

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Nominees for inclusion in Tesla’s proxy materials pursuant to proxy access —Our bylaws also provide for a right of proxy access for annual meetings of shareholders. This enables shareholders, under specified conditions, to include their nominees for election as directors in our proxy statement. Under our bylaws, a shareholder (or group of up to 20 shareholders) who has continuously owned at least 3% of the outstanding shares of our common stock for at least three consecutive years and has complied with the other requirements in our bylaws may nominate up to 20% of the Board and have such nominee(s) included in our proxy statement. To be timely, notice of nominees should be delivered to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department, with a copy sent by e-mail to shareholdermail@tesla.com, not less than 120 days nor more than 150 days prior to the one-year anniversary of the date on which Tesla distributed its proxy materials to shareholders for the previous year’s annual meeting of shareholders. As a result, notice of nominees for a 2027 Annual Meeting must be delivered to the address above not later than June 21, 2027 and not earlier than May 22, 2027.

Proposals and nominees to be brought at an annual meeting pursuant to our bylaws — In addition, you can find in Tesla’s bylaws an advance notice procedure for shareholders who wish to present certain matters, including nominations for the election of directors, at an annual meeting of shareholders without inclusion in Tesla’s proxy materials.

In general, Tesla’s bylaws provide that the Board will determine the business to be conducted at an annual meeting, including nominations for the election of directors, as specified in the Board’s notice of meeting or as properly brought at the meeting by the Board. However, a shareholder may also present at an annual meeting any business, including nominations for the election of directors, specified in a written notice properly delivered within the Notice Period (as defined below), if the shareholder is a shareholder of record at the time of the notice and the record date for the meeting. Such notice should be delivered to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department — Shareholder Mail, with a copy sent by e-mail to shareholdermail@tesla.com. The notice must contain specified information about the proposed business or nominees and about the shareholder giving notice. If a shareholder who has delivered such a notice does not appear to present his or her proposal at the meeting, Tesla will not be required to present the proposal for a vote.

The “Notice Period” is the period not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which Tesla first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to shareholders for the previous year’s annual meeting of shareholders. As a result, the Notice Period for a 2027 Annual Meeting will start on August 5, 2027 and end on September 4, 2027. However, if the date of a 2027 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the 2026 Annual Meeting, the Notice Period will instead start 120 days prior to a 2027 Annual Meeting and end on the later of (i) 90 days prior to such meeting or (ii) the 10th day following our first public announcement of the date of a 2027 Annual Meeting.

In addition to and without limiting or superseding the requirements under Tesla’s bylaws, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than October 4, 2027, unless the date of a 2027 Annual Meeting has changed by more than 30 days from the previous year, in which case the notice must be provided by the later of 60 calendar days prior to the date of a 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of a 2027 Annual Meeting is first made.

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This is only a summary of the proxy access and advance notice procedures. Please see our bylaws for details on requirements that must be met. You can obtain a copy of our bylaws by writing to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department —  Shareholder Mail, or to shareholdermail@tesla.com via e-mail, or by accessing Tesla’s filings on the SEC’s website at www.sec.gov.

All notices of proposals or director nominees by shareholders, whether or not requested for inclusion in Tesla’s proxy materials, must be addressed precisely as prescribed in this section to be received timely or at all. We strongly recommend that you also send such correspondence by e-mail and verify that you receive a confirmation of receipt from Tesla.

Q	How may I obtain a separate copy of the Notice of Internet Availability or the proxy materials?
A
If you are a shareholder of record and share an address with another shareholder of record, each shareholder at your address may not by default receive their own separate copy of the Notice of Internet Availability, annual report or proxy materials. Shareholders may request to receive separate or additional copies of the Notice of Internet Availability, annual report or proxy materials by writing to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Investor Relations, or to ir@tesla.com or Tesla, Inc., c/o Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling Broadridge at 1-866-540-7095. Upon such written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our annual report or proxy materials, to any shareholder at a shared address to which we delivered a single copy of any of these materials. Shareholders who share an address and receive multiple copies of the Notice of Internet Availability or proxy materials can also request to receive a single copy by following the instructions above.

Q	Who can help answer my questions?
A	Please write to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Investor Relations, or to ir@tesla.com via e-mail.
If you have any questions or require assistance with voting your shares, you may also contact our proxy solicitor:

INNISFREE M&A INCORPORATED
500 Fifth Avenue, 21st Floor,
New York, New York 10110
Shareholders, please call toll-free: +1 (877) 717-3936 (U.S. and Canada)
                                                      +1 (412) 232-3651 (all other countries)
Banks and brokerage firms may call: +1 (212) 750-5833 (collect)

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Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.T04261-P583211a. Elon Musk1b. Robyn Denholm1c. JB StraubelFor AgainstAbstainFor AgainstAbstain!!!!!!!!!!!!!!!TESLA, INC.1 TESLA ROADAUSTIN, TX 78725TESLA, INC.The Board of Directors recommends you vote “FOR“ the following Proposals One, Two and Three: Nominees:1. A Tesla proposal to elect three Class I directors to serve for a term of three years, or until their respective successors are duly elected and qualified.2. A Tesla proposal for a non-binding advisory vote approving 2025 executive compensation.3. A Tesla proposal for the ratification of the appointment of PricewaterhouseCoopers LLP as Tesla's independent registered public accounting firm for the fiscal year ending December 31, 2026.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.SCAN TO VIEW MATERIALS & VOTEwVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 2, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/TSLA2026You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 2, 2026. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

T04262-P58321Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com.TESLA, INC.2026 ANNUAL MEETING OF SHAREHOLDERSDECEMBER 3, 2026 3:00 P.M. CENTRAL TIMETHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe shareholder(s) hereby appoint(s) Vaibhav Taneja and Brandon Ehrhart, or any of them, each with the power of substitution, as proxies, and hereby authorizes each of them to represent and to vote all shares of stock of Tesla, Inc. that the undersigned is entitled to vote at the 2026 Annual Meeting of Shareholders to be held virtually via the Internet at www.virtualshareholdermeeting.com/TSLA2026, and in person for a limited number of shareholders at Gigafactory Texas, 1 Tesla Road, Austin, TX 78725, at 3:00 p.m. Central Time on December 3, 2026, or any adjournment or postponement thereof, with respect to the proposals set forth on the reverse side and in their discretion on all other matters that may be properly presented for action to the extent permitted by Rule 14a-4(c) of the Exchange Act.Shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no such direction is made, this proxy will be voted “FOR“ each of the nominees listed in Proposal One; “FOR“ Proposals Two and Three.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2026 Annual Meeting of Shareholders to the extent permitted by Rule 14a-4(c) of the Exchange Act.Continued and to be signed on reverse side